UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

UNILIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 2, 2015

Dear Unilife Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders to be held on Monday, November 16, 2015, at 4:00 P.M., U.S. Eastern Time (8:00 A.M. Australian Eastern Time on Tuesday, November 17, 2015), at the Rittenhouse Hotel, 210 W. Rittenhouse Square, Philadelphia, Pennsylvania 19103. The meeting will be broadcast via the Investor Relations section of our website www.unilife.com as a “live” listen only webcast.

All stockholders and holders of CHESS Depositary Interests, or CDIs, are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CDI voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

We are furnishing our proxy materials over the Internet. Therefore, you will not receive paper copies of our proxy materials. We will instead send you a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides instructions on how you may obtain paper copies of the proxy materials if you so choose.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares (or direct CHESS Depositary Nominees Pty Ltd, to vote if you hold your shares in the form of CDIs) online or by mailing a completed proxy card or CDI voting instruction form if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card and the CDI voting instruction form. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely yours,

Alan D. Shortall

Chairman of the Board

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2015 AT 4:00 P.M.

(U.S. EASTERN TIME)

TO THE STOCKHOLDERS OF UNILIFE CORPORATION:

Notice is hereby given that the annual meeting of stockholders of Unilife Corporation, a Delaware corporation, will be held on Monday, November 16, 2015, at 4:00 P.M., U.S. Eastern Time, (8:00 A.M. Australian Eastern Time on Tuesday, November 17, 2015), at the Rittenhouse Hotel, 210 W. Rittenhouse Square, Philadelphia, Pennsylvania 19103, for the following purposes:

1. To elect six directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2016 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal, or Proposal No. 1;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016, or Proposal No. 2;

3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers, or Proposal No. 3;

4. For the purposes of compliance with NASDAQ Marketplace Rule 5635(d) and for all other purposes, to approve the proposed issuance and sale by us of up to $45,000,000 in shares of common stock (equivalent to 270,000,000 CDI’s to Lincoln Park Capital Fund, LLC, or LPC, under the Purchase Agreement we entered into with LPC on July 29, 2015, pursuant to a shelf-registration statement on Form S-3 (File No. 333-197122), previously filed with the U.S. Securities and Exchange Commission, or the SEC, on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014, and the accompanying prospectus supplement that we filed with the SEC on July 30, 2015, or Proposal No. 4;

5. For the purposes of compliance with NASDAQ Marketplace Rule 5635(d) and for all other purposes, to approve the proposed issuance and sale by us of up to $25,000,000 in shares of common stock from time to time under a Controlled Equity OfferingSM Sales Agreement, or Sales Agreement, with Cantor Fitzgerald & Co., as our sales agent, subject to the limitations set out in the Sales Agreement, pursuant to a shelf-registration statement on Form S-3 (File No. 333-197122), previously filed with the SEC on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014, and the accompanying prospectus supplement that we filed with the SEC on July 30, 2015, or Proposal No. 5;

6. For the purposes of Australian Securities Exchange, or ASX, Listing Rule 10.14 and for all other purposes, to approve the grant of 35,000 securities to Harry A. Hamill (which Mr. Hamill may elect to take in the form of shares of restricted stock or restricted stock units), or Proposal No. 6;

7. For purposes of ASX Listing Rule 10.17 and for all other purposes, to approve an increase in the total aggregate annual directors’ fees payable to all our non-executive directors to US$399,000.00, to be allocated among the directors in such proportions as determined by us, in each case on the terms set out in the accompanying proxy statement, or Proposal No. 7;

8. To amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 to 350,000,000, or Proposal No. 8; and

9. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal Nos. 2-8, excluding Alan Shortall (with respect to Proposal No. 3 only), who abstains from making a recommendation with respect to the proposal due to his personal interest in that proposal and excluding Harry A. Hamill (with respect to Proposal No. 6 only), who abstains from making a recommendation with respect to that proposal due to his personal interest in that proposal and excluding our non-employee directors (with respect to Proposal No. 7 only), who abstain from making a recommendation with respect to that proposal due to their personal interest in that proposal.

Stockholders of record as of the close of business on September 30, 2015 (U.S. Eastern Time), the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. Record holders of CDIs as of the close of business on the record date are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and, in order to vote, may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by either following the instructions on the enclosed CDI voting instruction form or by voting online at www.investorvote.com.au. Doing so permits each CDI holder to instruct CDN to vote on behalf of the CDI holder at the meeting in accordance with instructions received via the CDI voting instruction form or online.

The proxy statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the proxy statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors,

John C. Ryan

Senior Vice President, General Counsel

    and Secretary

October 2, 2015

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or CDI voting instruction form to the address specified, or, for the holders of our common stock only, via telephone. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI voting instruction form or voting online at www.investorvote.com.au and may not vote in person.

INTERNET AVAILABILITY OF PROXY MATERIALS	1
SOLICITATION AND VOTING	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	4
INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	6
DIRECTOR COMPENSATION	11
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
REPORT OF THE AUDIT COMMITTEE	17
EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	20
PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	48
PROPOSAL NO. 4 — RATIFICATION OF ISSUANCE AND SALE OF COMMON STOCK UNDER PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND	50
PROPOSAL NO. 5 — RATIFICATION OF ISSUANCE AND SALE OF COMMON STOCK UNDER A CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT WITH CANTOR FITZGERALD & CO.	52
PROPOSAL NO. 6 — APPROVAL OF THE GRANT OF SECURITIES TO MR. HARRY A. HAMILL UNDER THE COMPANY’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN	54
PROPOSAL NO. 7 — APPROVAL OF INCREASE IN THE MAXIMUM AGGREGATE ANNUAL DIRECTORS’ FEES PAYABLE TO NON-EXECUTIVE DIRECTORS OF THE COMPANY	57
PROPOSAL NO. 8 — APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 350,000,000	58
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	62
OTHER BUSINESS	62

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 4:00 P.M. U.S. EASTERN TIME ON MONDAY, NOVEMBER 16, 2015 (8:00 A.M. Australian Eastern Time on Tuesday, November 17, 2015): A complete set of proxy materials relating to our meeting is available on the Internet. These materials, consisting of the Notice of Meeting, proxy statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2015, may be viewed and printed at www.envisionreports.com/unis. If you are a CDI holder, you may also view and print these materials online at www.investorvote.com.au.

UNILIFE CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2015 AT 4:00 P.M.

(U.S. EASTERN TIME)

The accompanying proxy is solicited by the board of directors of Unilife Corporation, a Delaware corporation (“we,” “us,” “our,” “Unilife” or the “Company”), for use at our annual meeting of stockholders to be held at 4:00 P.M. U.S. Eastern Time on Monday, November 16, 2015 (8:00 A.M. Australian Eastern Time on Tuesday, November 17, 2015), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting of Stockholders.

A Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about October  7, 2015.

INTERNET AVAILABILITY OF PROXY MATERIALS

A complete set of proxy materials relating to the meeting is available on the Internet. These materials, consisting of the Notice of Meeting, proxy statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2015 may be viewed and printed at www.envisionreports.com/unis. If you are a CDI holder, you may also view and print these materials online at www.investorvote.com.au.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders or CDI holders of record as of the close of business on September 30, 2015 (U.S. Eastern Time), the record date, will be entitled to vote at the meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the meeting and may instruct CDN to vote at the meeting by following the instructions on the CDI voting instruction form or by voting online at www.investorvote.com.au.

As of the record date, we had 139,110,228 shares of common stock outstanding (equivalent to 834,661,368 CDIs assuming all shares of common stock were converted into CDIs on the record date), all of which are entitled to vote with respect to all matters to be acted upon at the meeting, except to the extent of the voting exclusions for Proposal Nos. 3, 4, 5, 6 and 7 described below. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN to vote one share for every six CDIs held by such holder. One-third of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for the purposes of determining whether a quorum is present.

The following describes how you may vote on each proposal and the votes required for approval of each proposal:

Proposal No. 1 — Our six director nominees will be elected by a plurality of votes cast at the meeting, which means that the director nominees receiving the highest number of ‘FOR’ votes will be elected. You may vote for each director nominee or withhold your vote from one or more of the nominees. Withholding a vote as to any director nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions and broker non-votes have no effect, because approval by a specific percentage of the shares present or outstanding is not required.

Proposal Nos. 2 through 8 — The affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter must be obtained in order to approve each of these proposals. You may vote for or against the proposal or you may abstain from voting. Abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes, and broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.

Solicitation of Proxies

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing.

Voting Instructions

All shares of our common stock represented by a properly executed proxy received before the time indicated on the proxy will, unless the proxy is revoked, be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” each proposal. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of Unilife Corporation at our principal executive office, located at 250 Cross Farm Lane, York, Pennsylvania 17406, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted as follows:

•

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or you can vote by proxy by mail pursuant to instructions provided on the proxy card.

•

If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or you may vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

Special Instructions for CDI Holders

Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI voting instruction form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.

CDI holders may direct CDN to vote their underlying shares at the meeting by following the instructions in the CDI voting instruction form and voting online at www.investorvote.com.au or by returning the CDI voting instruction form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:00 A.M. on November 11, 2015 U.S. Eastern Time (8:00 P.M. on November 11, 2015 Australian Eastern Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI voting instruction form, you may revoke those directions by delivering to Computershare, no later than 4:00 A.M. on November 11, 2015 U.S. Eastern Time (8:00 P.M. on November 11, 2015 Australian Eastern Time), a written notice of revocation bearing a later date than the CDI voting instruction form previously sent.

CDI holders may attend the meeting, but cannot vote in person at the meeting unless they are appointed as proxy by CDN.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The terms of office of each of our current directors will expire at the meeting. Our board has determined to nominate for election each of our current directors until our next annual meeting of stockholders to be held in 2016 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Directors are elected by a plurality (i.e., nominees with the highest number of votes for their election will be elected as directors) of votes present or represented by proxy and entitled to vote at the meeting. Shares represented by validly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.

Our bylaws provide for the re-election of directors to occur by plurality of votes. Under this mechanism, stockholders are effectively not provided with an option to vote ‘against’ a proposed resolution to re-elect a director. Stockholders who withhold their vote or vote against a director being re-elected will not be counted as votes cast and will have no effect on the re-election of directors.

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that our board believes such nominee brings to our board. Please note that the tenure of the nominees on the Unilife board described below includes service on the board of Unilife Medical Solutions Limited, or UMSL, our Australian predecessor.

Alan D. Shortall (age 62). Mr. Shortall has served as chief executive officer since September 2002 and as chairman of our board since November 2013. Mr. Shortall founded Unilife Medical Solutions Limited in 2001 and listed UMSL on the Australian Stock Exchange in November 2002. In 2008, he led the redomiciliation from Australia to the U.S., and completed a listing of Unilife on the NASDAQ Global Exchange. In 2013, Mr. Shortall was appointed by the board of directors to also serve as chairman of Unilife. In 2008, the trade magazine Medical Device and Diagnostic Industry named him as one of 100 Notable People in the medical device industry. In 2013, he was appointed to the Advisory Board of Drug Development and Delivery magazine. In 2015, Mr. Shortall was named the Ernst and Young, or EY, Entrepreneur of the Year 2015 in Greater Philadelphia for Manufacturing and Transport. As a result, Mr. Shortall is now eligible for the EY Entrepreneur of the Year Overall National Award within the same category in November 2015, as well as the World Entrepreneur of the Year Award in 2016. Prior to founding Unilife, Mr. Shortall enjoyed a successful career as an entrepreneur managing businesses across a range of markets, including retail, consumer goods, IT, insurance and banking. Our board believes that Mr. Shortall’s strategic vision and intimate understanding of our innovative injectable drug delivery systems, as well as his substantial marketing and commercial experience make him well-suited to serve as a director.

Mary Katherine Wold (age 62). Ms. Wold has served as our director since May 2010 and as vice chair and lead independent director since August 2015. Since 2011, Ms. Wold has served as chief executive officer of the Church Pension Fund, which oversees defined benefit and defined contribution pension plans for clergy and lay employees of the Episcopal Church. Prior to her position at the Church Pension Fund, Ms. Wold served as senior vice president of finance from 2007 to 2009, senior vice president of tax and treasury from 2005 to 2007 and vice president of tax from 2002 to 2005, of Wyeth, a NYSE-listed pharmaceutical company, which was acquired by Pfizer in October 2009. Prior thereto, Ms. Wold spent 17 years with the international law firm of Shearman & Sterling based in New York, specializing in international tax planning for multinational corporations and in the tax aspects of mergers and acquisitions, capital markets and private equity transactions. Ms. Wold received her law degree from the University of Michigan and her Bachelor of Arts degree from Hamline University. Our board believes that Ms. Wold’s knowledge in financial, tax, and treasury matters along with her broad experience in global operations at one of the world’s largest pharmaceutical companies make her well-suited to serve as a director.

John Lund (age 49). Mr. Lund has served as our director since November 2009. Since February 2012, Mr. Lund has served as chief financial officer of Reliant Rehabilitation, a private equity backed company, which is a leading provider of long-term care rehabilitation services with over 4,500 U.S. based employees. Mr. Lund has also served as a partner of Upstart CFO, LLC, a financial consulting company providing chief financial officer advisory services since December 2010. Mr. Lund was vice president of finance and controller of E-rewards, Inc., an internet market research company from February 2009 to March 2011. Prior to that, Mr. Lund held chief financial officer and controller positions for various public and private companies, and was a manager at KPMG LLP, or KPMG. Mr. Lund, a certified public accountant, graduated from University of North Texas and received his Master of Business Administration from the Kellogg School of Management of Northwestern University. Mr. Lund received the Certificate of Director Education from the National Association of Corporate Directors, or NACD, and completed various corporate governance courses at Harvard Business School. Mr. Lund is actively involved in the NACD, Financial Executive Institute, American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Our board believes that Mr. Lund’s expertise in finance and accounting and his experience with corporate transactions and publicly listed companies make him well-suited to serve as a director.

William Galle (age 76). Mr. Galle has served as our director since June 2008. Since 2009, Mr. Galle has been affiliated as an investment banker with Bradley Woods, a 40 year-old New York City-based independent research and investment banking firm specializing in federal regulatory and legislative developments impacting substantial investor portfolios. Since 1993, Mr. Galle has been president of Diversified Portfolio Strategies LLC in Washington D.C., which provides alternative investment advisory services for institutions and substantial investors. Prior to his time at Diversified Portfolio Strategies LLC, Mr. Galle was vice president of pension services at Smith Barney, Harris Upham and director of corporate services at NASDAQ in Washington, D.C. Mr. Galle is a graduate of Columbia University, Rutgers University, and the New York Institute of Finance. Mr. Galle completed the National Association of Directors Governance Fellowship program designed to enhance corporate directors’ leadership and is currently a NACD Fellow. Our board believes that Mr. Galle’s investment advisory experience makes him well-suited to serve as a director.

Jeff Carter (age 57). Mr. Carter has served as our director since April 2006. From March 2007 to July 2010, Mr. Carter served as company secretary for UMSL. From February 2005 until January 2009, Mr. Carter served as chief financial officer of UMSL. Mr. Carter was a chief financial officer of various publicly listed healthcare companies prior to joining UMSL in February 2005. Prior to entering the healthcare industry, Mr. Carter held senior management positions with Coca Cola Amatil, Santos Ltd., Canadian Imperial Bank of Commerce and Touche Ross (now known as Deloitte Touche Tohmsatsu Limited). Mr. Carter has in excess of 30 years of experience in professional accounting, investment banking, corporate finance and commercial/strategic planning roles. Mr. Carter is a chartered accountant and holds a master’s degree in applied finance from Macquarie University. Our board believes that Mr. Carter’s experience in financial and management roles, with a strong background in the healthcare industry, make him well-suited to serve as a director.

Harry A. Hamill (age 61). Mr. Hamill has served as our director since August 2015. Mr. Hamill has served as an advisor in the life sciences industry since 2010. From 2008 to 2010, Mr. Hamill served as vice president and deputy controller of Wyeth (formerly known as American Home Products Corporation), and held other senior positions at Wyeth from 1992 to 2008, including leading global mergers and acquisitions, vice-president finance for Wyeth’s global manufacturing and distribution operations, and chief financial officer of a global animal health business unit. Wyeth was acquired by Pfizer in October 2009. Prior to his career at Wyeth, Mr. Hamill was a partner with Parente Randolph Orlando Carey and Associates, a regional U.S. accounting firm. Prior to that, Mr. Hamill was a senior audit manager with Arthur Andersen LLP in New York. He is a certified public accountant and a graduate of Bernard M. Baruch College, City University of New York. Our board believes that Mr. Hamill’s experience in finance and accounting and as an executive at a large, global pharmaceutical company with responsibility for, among other things, strategic transactions, financial controls, reporting and planning, and risk management, make him well-suited to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

INFORMATION ON OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business is managed under the direction and oversight of our board. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings. We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines, or our board charter, that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for our governance. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of ethics may be found on the investor relations section of our website at www.unilife.com under the heading of “Governance”. Information contained on, or accessed through, our website is not part of this proxy statement. Our board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.

Director Independence

Our board has determined that each of Mary Katherine Wold, John Lund, William Galle and Harry A. Hamill are “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, NASDAQ listing standards and the Australian Securities Exchange, or ASX, Corporate Governance Council Corporate Governance Principles and Recommendations.

Board Leadership Structure

Our board has determined that in order to provide flexibility and to best serve the needs of the Company, our board should have the ability to either elect a chairman of the board who also serves as the chief executive officer or to vest those offices with two different people. The needs of the Company and the individuals available to serve in these roles may dictate different outcomes at different times, and the board believes that retaining flexibility in these decisions will enable the board to take advantage of the best skill sets available at the time to further the interests of the Company and its stockholders.

Alan D. Shortall currently serves as chairman of our board and chief executive officer. Mary Katherine Wold serves as our lead independent director on our board and exercises that role as vice chair of the board. We believe this leadership structure is presently the most appropriate structure for us.

Board’s Role in Risk Oversight

Our board is ultimately responsible for ensuring that appropriate risk management policies and procedures are in place to protect our assets and business. Our board requires senior management to ensure that an approach to managing risk is implemented as part of our day to day operations and to design internal control systems with a view to identifying and managing material risks. The committees of our board are responsible for evaluating the risks related to their respective responsibilities and overseeing the management of such risks. Our board periodically reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Meetings and Committees of the Board

Directors are expected to attend meetings of our board and any board committees on which they serve. Our board has four standing committees to facilitate and assist our board in the execution of its responsibilities: the audit committee, the compensation committee, the nominating and corporate governance committee, and the strategic partnerships committee.

During the fiscal year ended June 30, 2015, our board held six meetings and the audit, compensation, nominating and corporate governance, and strategic partnerships committees held four, five, two and four meetings, respectively. Each director attended 75% or more of the aggregate of all meetings of our board and board committees on which such director served at the time of such meetings.

In accordance with our corporate governance guidelines, we make every effort to schedule our meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Under our corporate governance guidelines, all directors should make every effort to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In November 2014, the meeting was held in New York City and all of the directors then in office attended the meeting in person, except for Jeff Carter, who attended by telephone from Australia.

Audit Committee

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The committee also reviews the qualifications, independence and performance, and approves the terms of engagement of our independent auditors, and reviews and approves any related party transactions. The audit committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

The audit committee currently consists of John Lund (Chair), Mary Katherine Wold, and Harry A. Hamill. Our board has determined that Mr. Lund qualifies as an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The primary purpose of the compensation committee is to supervise and review our affairs as they relate to the compensation and benefits of our named executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

Our compensation committee’s responsibilities include the following:

•

develop and implement an executive compensation policy to support overall business strategies and objectives, attract and retain key executives, link compensation with business objectives and company performance, and provide competitive compensation;

•

approve compensation for the chief executive officer, including relevant performance goals and objectives, review and approve compensation for other named executive officers, and oversee their evaluations;

•	make recommendations to our board with respect to the adoption of stock-based compensation plans and incentive compensation plans;

•	review the outside directors’ compensation program for competitiveness and plan design, and recommend changes to our board, as appropriate; and

•	oversee general compensation plans and initiatives.

The compensation committee currently consists of John Lund (Chair), William Galle, and Harry A. Hamill. The compensation committee performs its role with the assistance of an independent compensation consultant, Radford.

The compensation committee, in consultation with the chief executive officer, evaluates the performance of our other executive officers and sets their compensation packages. The compensation committee evaluates and sets the compensation of the chief executive officer without the consultation of the chief executive officer or any other executive officer.

The compensation committee may, to the extent permitted by applicable laws, regulations and NASDAQ requirements, form and delegate any of its responsibilities to a subcommittee consisting of one or more members of the compensation committee. To the extent permitted by law and stock exchange rules, the compensation committee may also delegate to one or more persons (who may or may not be directors) its authority to grant options or other stock-based awards to persons other than executive officers.

Strategic Partnerships Committee

The primary purpose of the strategic partnerships committee is to provide support to our senior management in establishing and maintaining strategic partnership relationships between us, pharmaceutical companies, potential customers and other third parties that the committee considers can be of strategic importance in our growth. To that end, the strategic partnerships committee will review and evaluate strategic partnership status, strategies and opportunities with our senior management, assist our senior management in developing strategic partnerships and relationships and, from time to time, initiate proposals and make recommendations on strategic partnerships. The strategic partnerships committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

The strategic partnerships committee consists of Mary Katherine Wold (Chair), Alan Shortall, William Galle, John Lund, and Harry A. Hamill.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee oversees our director nomination and corporate governance matters. The nominating and corporate governance committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.”

The nominating and corporate governance committee’s primary responsibilities are to:

•	identify individuals qualified to become board members;

•	select, or recommend to our board, director nominees for each election of directors;

•	develop and recommend to our board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment and removal;

•	recommend corporate governance principles, codes of ethics and compliance mechanisms applicable to us; and

•	provide oversight in the evaluation of our board and each committee.

The nominating and corporate governance committee currently consists of William Galle (Chair), John Lund and Mary Katherine Wold.

Nominations Process and Director Qualifications

In evaluating candidates for directors proposed by directors, stockholders and/or management, the nominating and corporate governance committee or our board, as the case may be, considers the following factors, among others:

•	the committee’s views of the current needs of our board for certain skills, experience or other characteristics;

•	the candidate’s background, skills, and experience;

•	other characteristics and expected contributions of the candidate; and

•	the qualification standards established from time to time by the nominating and corporate governance committee.

The nominating and corporate governance committee considers the appropriate skills and characteristics required of board members in the context of the current makeup of our board. In accordance with our corporate governance guidelines, this assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, finance and marketing, and international background, all in the context of an assessment of the perceived needs of our board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. They must also have an inquisitive and objective perspective and mature judgment.

In identifying director nominees, the nominating and corporate governance committee or our board, as the case may be, first evaluates the current members of our board willing to continue in service. Current members of our board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board with that of obtaining a new perspective. If any member of our board does not wish to continue in service or if the nominating and corporate governance committee or our board decides not to re-nominate a member for re-election, the nominating and corporate governance committee or the board identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and corporate governance committee believes that a committee-recommended nominee to our board must possess, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. If the nominating and corporate governance committee believes, at any time, that our board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating and corporate governance committee also considers suggestions of nominees from our stockholders. Persons suggested by stockholders to be nominees are evaluated based on the same criteria and using the same process described above for other potential nominees. Stockholders may recommend individuals for consideration by following the procedures set forth in our bylaws.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has ever been an executive officer or employee of us or any of our subsidiaries, or has any relationship with us or our executives, other than their directorship and equity interests in us as disclosed in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” During fiscal 2015, none of our executive officers served on the compensation committee or board of any other entity that had any executive officer who also served on our board.

Code of Business Conduct and Ethics

Our board recently adopted a new business conduct policy to replace our prior code of business conduct and ethics. The new policy is intended to be more readable and more in line with our needs as a company at this time. Our business conduct policy meets the definition of “code of ethics” under the SEC rules. The policy applies to all of our employees and directors. A copy of the business conduct policy is available from the investor relations section of our website at www.unilife.com under the heading of “Governance.” We intend to disclose any amendment to, or waiver from, a provision of the policy that applies to any of our principal executive, financial or accounting officers in the investor relations section of our website.

Communications with Directors

Stockholders may communicate with our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

or [individual director]

c/o John C. Ryan

250 Cross Farm Lane

York, Pennsylvania 17406 USA

Fax: + 717 384-3402

Email Address: john.ryan@unilife.com

All incoming communications are screened by our corporate secretary and transmitted to the intended recipient absent safety or security issues.

DIRECTOR COMPENSATION

The following table provides information regarding the total compensation that we paid or awarded to our non-executive directors during the fiscal year ended June 30, 2015. Directors who are also employees do not receive compensation for their services as directors. Mr. Bosnjak, who is included in the tables below, retired from our board in August 2015 for health reasons after ably serving on our board since 2003, including as chairman between 2006 and 2013.

Name	Fees Earned or Paid in Cash		Stock Awards	Nonqualified Deferred Compensation Earnings	Total
	($)		($)(1)(2)	($)(3)	($)
Slavko James Joseph Bosnjak	119,800	(4)	99,050	11,381	230,231
William Galle	64,500		99,050	—	163,550
Jeff Carter	66,260	(5)	99,050	6,295	171,605
John Lund	84,504		99,050	—	183,554
Mary Katherine Wold	70,500		99,050	—	169,550

(1)	The amount referenced is the grant date fair value of stock awards determined in accordance with ASC Topic 718. See Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.
(2)	The aggregate number of outstanding stock awards issued to each director during fiscal 2015 was 35,000 shares.
(3)	Represents statutory contributions of 9.5% of fees to a superannuation fund (i.e., pension) for Australian directors only.
(4)	Amount includes US$3,800 in fees earned in fiscal 2014 and paid in fiscal 2015 after reconciling for exchange rate impact. Mr. Bosnjak’s fees represent A$145,139 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period.
(5)	Amount includes US$6,260 in fees earned in fiscal 2014 and paid in fiscal 2015 after reconciling for exchange rate impact. Mr. Carter’s fees represent A$81,325 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period. This amount represents fees earned solely for serving as a director.

Compensation Program for Non-Employee Directors

We provide our non-employee directors a mix of cash and equity compensation as part of our annual director compensation program. We believe this mix of pay not only provides an ability to attract and retain highly-qualified and diverse individuals to serve on our board but also aligns their interests with the interests of our stockholders. Because our CDIs are listed on the ASX, any long-term equity incentive awards to our directors must be approved by our stockholders in order to comply with ASX Listing Rules.

Our compensation committee reviews our director compensation program periodically to determine whether the program remains appropriate and competitive, and recommends any changes to our full board for consideration and approval. In 2013, the compensation committee conducted a non-employee director compensation review in consultation with Radford, its independent compensation consultant. As part of our compensation committee’s 2013 review of the non-employee director compensation, the compensation committee and Radford considered our non-employee director compensation program in comparison to those of the members of our peer group and decided to make certain revisions to our program. Radford’s analysis showed that our director compensation, both on a per director basis and in aggregate for the entire board, was below market competitive practices. In addition, Radford’s analysis indicated that the market is increasingly phasing out meeting fees in favor of flat retainers that better reflect the “on-call” nature of service on the board and its committees. As part of the process, the compensation committee and Radford also took into consideration extraordinary factors specific to us, including the additional work and meetings required by our dual-listing on the NASDAQ and ASX, and the small size of our board as compared to other companies in our peer group, which requires our directors to serve on more committees than their counterparts in our peer group. After reviewing Radford’s findings and recommendations, our board approved the compensation program described below, comprising the replacement of meeting fees with larger retainers and an increase to the annual equity grant.

Cash Compensation

In December 2013, in connection with our non-employee director compensation review, our compensation committee recommended and our board approved, changing the structure of non-employee director cash compensation from a hybrid of an annual retainer and meeting fees, to flat annual retainers for (i) serving as a member of our board, and (ii) for chairing and serving on committees of our board. This change to a retainer-based compensation model resulted in a reduction of the annual aggregate cash compensation for our directors from approximately $410,000 to approximately $389,500. Such change is consistent with a majority of the companies in our peer group, reflecting the trend in public companies, which takes into account the “on-call” relationship between management and our board.

Annual retainer fees are paid in monthly payments at the beginning of each month.

Below is the current fee structure for the independent members of our board:

Board:
Annual retainer per director	$35,000
Lead Director and Vice Chairman of the board fee (in addition to retainer)	45,000
Audit Committee:
Annual retainer for chairperson	25,000
Annual retainer for other members	10,000
Compensation Committee:
Annual retainer for chairperson	20,000
Annual retainer for other members	9,000
Nominating and Corporate Governance Committee:
Annual retainer for chairperson	11,000
Annual retainer for other members	6,000
Strategic Partnerships Committee:
Annual retainer for chairperson	19,500
Annual retainer for other members	9,500

Because he is not an independent director, Mr. Carter is not a member of any board committees. However, Mr. Carter does attend certain committee meetings at the request of the committee members, provides our board with additional accounting and financial expertise, and advises our board on ASX listing rules and Australian Securities and Investment Commission requirements. As such, our board has decided to pay Mr. Carter an additional annual retainer amount of $25,000 to compensate him accordingly for his service as a director. Mr. Shortall does not receive fees for his service as a director.

Our compensation committee engaged Radford again in June 2015 to refresh the analysis of our peer group and evaluate non-employee director compensation as compared to our peers. Radford reported that our use of flat annual retainers remains consistent with the majority of our peer group as 76% of our peer group follows this approach. In addition, our mix of cash (54%) and equity (46%) is aligned with governance best practice of a roughly even split between cash and equity. Radford also reported that although our average non-employee director cash compensation approximates the market 75th percentile, our aggregate annual equity compensation is positioned below the market 25th percentile and our aggregate total director compensation approximates the market 25th percentile. Our compensation committee is comfortable with higher cash than equity compensation for our directors, given the volatility of our stock price and the desire to retain and engage our directors. Radford did not recommend changes to our director compensation and our committee is not proposing changes to our director compensation for fiscal 2016 other than the modest increase discussed under “Proposal No. 7.” The new peer group recommended by Radford is included below in the section titled “Compensation Discussion and Analysis – Setting Executive Compensation/Role of Consultants” and we will use that updated 2015 peer group to benchmark both director and executive compensation going forward:

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our board.

Equity Compensation

As part of the non-employee director compensation review conducted by the compensation committee in 2013, our board in September 2013 approved an annual equity grant of 35,000 shares of restricted stock or restricted stock units for our non-executive directors in each of fiscal 2014, 2015 and 2016, which was approved by the stockholders in November 2013 as required under the ASX Listing Rules. The restricted stock and restricted stock units vest on the date of the next annual meeting to occur immediately following the date of issuance, subject to the non-employee director still being a director of the Company on the applicable vesting date. If a non-employee director resigns from our board or is removed from our board prior to the applicable vesting date, any unvested restricted stock or restricted stock units will expire. Mr. Bosnjak will not receive a grant of unvested restricted stock or restricted stock units in fiscal 2016, as he resigned from our board in August 2015, prior to the date of our 2015 annual meeting. If a non-employee director dies or becomes permanently disabled prior to the vesting date, all granted but unvested restricted stock or restricted stock units will vest immediately. All issued and unvested restricted stock or restricted stock units will vest immediately prior to a change in control transaction. All stockholder-approved stock-based awards that have not been issued will be issued and vested immediately prior to a change in control.

As part of Radford’s 2015 report on our non-employee director compensation, Radford advised that our non-employee director equity compensation is below the market 25th percentile. If stockholder approval is obtained for Proposal No. 6, Mr. Hamill will receive the same equity grant in fiscal 2016 as our other directors and on the same terms.

Stock Ownership and Retention Guidelines for Non-Executive Directors

Stock Ownership Guideline

Under the stock ownership and retention guidelines for non-executive directors that was adopted in September 2013, each non-executive director is strongly encouraged to acquire and hold shares of our common stock having an aggregate value equal to five times a director’s annual cash compensation, which further aligns our board members with stockholders as well as governance best practices. All of the non-executive directors have met the increased stock ownership guideline, with the exception of Mr. Hamill who has been newly added to our board and has been made aware of this governance best practice. For purposes of this stock ownership guideline, directly and indirectly owned shares, unvested shares of restricted stock, and vested and unvested stock units are counted as shares owned, but unexercised stock options are not. Directors are expected, to the extent possible based on the then current price of our common stock, to achieve their ownership goal within three years after our board’s initial adoption of this stock ownership guideline or the director’s appointment to our board, whichever is later. Although this guideline does not constitute a mandatory time-based holding period, in order achieve this stock ownership standard at a share price of $1.34 per share, which was the closing price of our shares of common stock on September 4, 2015, a non-employee director would have to hold his or her shares for longer than seven years from adoption or appointment, assuming an annual equity grant of 35,000 shares of common stock per year. As such, this guideline promotes director stock ownership in a manner which is even more protective of shareholders than what is typically considered governance best practice.

This stock ownership guideline applies to the minimum number of shares that have an aggregate fair market value equal to the director’s ownership goal on the date that his or her ownership interest first meets the applicable ownership goal. Upon meeting the ownership goal, that number of shares becomes fixed and ownership of that number of shares must be maintained until the end of the director’s service on our board. A director’s ownership goal will not change as a result of changes in his or her annual cash compensation or fluctuations in the price of our common stock.

To facilitate achievement of the ownership goal, until the ownership goal is achieved the director is expected to retain all of the “net gain shares” resulting from the exercise of stock options, the grant of vested shares, or the vesting of restricted stock or stock units granted under our equity incentive plans. “Net gain shares” means the net number of shares remaining after reduction by the number of shares of common stock that the director would need to sell to cover the exercise price and taxes owed with respect to the grant, exercise or vesting event (assuming, for this purpose, a flat 40 percent tax rate and sale of shares at the closing price on the date of the taxable event).

Stock Retention Guideline

To further align the interests of the non-executive directors with those of our stockholders, in addition to satisfying the ownership goal described above, a further retention requirement applies to shares acquired from us by each non-executive director. Sixty percent of all net gain shares that are issued to the director after his or her achievement of the ownership goal, which net gain shares result from the exercise of stock options, the grant of vested shares, the vesting of restricted stock or the settlement of stock units granted under our equity incentive plans, and are not otherwise subject to the ownership goal are expected to be held until the end of the director’s service on our board. This retention guideline applies to net gain shares that arise in connection with stock options, restricted stock awards and stock units outstanding as of the date the guideline is adopted by our board and stock-based awards granted after that date. Slightly different stock retention requirements apply to incentives granted to Australian non-executive directors.

Waiver and Modification of Guidelines

These stock ownership and retention guidelines may be waived at the discretion of a majority of the members of the compensation committee in the event compliance would place severe hardship on a director or prevent a director from complying with a court order, such as in the case of divorce settlement; provided, however, that a member of the compensation committee may not cast a vote on his or her own waiver request. It is expected that these instances of waiver requests will be rare.

Our board may, upon recommendation of the compensation committee, amend or modify these stock ownership and retention guidelines at any time, in whole or in part.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management.

The audit committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2016. KPMG has acted in such capacity since its appointment in March 2010. The audit committee has considered whether KPMG’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select KPMG as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2016. If the stockholders do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select KPMG notwithstanding the failure of the stockholders to ratify its selection. If the appointment of KPMG is ratified, the audit committee will continue to conduct an ongoing review of KPMG’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG at any time.

Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees Paid

The following table sets forth the fees for services provided by KPMG during the years ended June 30, 2015 and 2014.

	2015	2014
Audit Fees(1)	$587,000	$553,250
Audit-Related Fees(2)	234,000	30,000
Tax Fees(3)	28,879	25,000
All Other Fees	—	—

Total Fees	$849,879	$608,250

(1)	Audit fees include amounts for professional services in connection with the integrated audit of our consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	Audit-related fees include amounts for professional services in connection with the review of our SEC registration statements.
(3)	Tax fees include amounts paid for professional services in connection with tax compliance, tax advice and tax planning.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services. The audit committee may delegate authority to pre-approve audit or non-audit services to one or more of its members. Any pre-approval authorized by a member of the audit committee to whom authority has been delegated must specify clearly in writing the services and fees approved by such member. Any member to whom such authority is delegated shall report any pre-approval decisions made under such delegated authority to the audit committee at its next scheduled meeting. All of the 2014 and 2015 fees paid to the independent registered public accounting firm described above were pre-approved by the audit committee in accordance with the pre-approval policy.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board is composed of John Lund (Chairman), Mary Katherine Wold and Harry A. Hamill. The audit committee members are not professional accountants or auditors (although Messrs. Lund and Hamill are certified public accountants, they currently do not work as accountants or auditors). Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC.

The audit committee also has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board, or the PCAOB.

The audit committee has received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and has discussed with KPMG their independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC.

THE AUDIT COMMITTEE

John Lund (Chairman)

Mary Katherine Wold

Harry A. Hamill

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Shortall, whose biography is included under the heading “Proposal No. 1 — Election of Directors”:

Ramin Mojdeh (54). Dr. Mojdeh has served as President and Chief Operating Officer since November 2013 and previously served as Executive Vice President and Chief Operating Officer commencing in February 2011. Dr. Mojdeh served as Vice President and General Manager of Becton Dickinson, or BD, Pharmaceutical Systems, North America, between 2008 and 2010 and Worldwide Vice President of Research and Development, BD Medical, from 2002 to 2008. He was also a board member of BD Ventures Inc., the venture capital arm of BD, and he served as Chairman of BD’s Advanced Drug Delivery Council. Prior to his work with BD, Dr. Mojdeh was Business Director, Invasive Cardiology at GE Healthcare in 2002, and spent ten years with Guidant Corporation, where he held several management positions. Dr. Mojdeh received his Ph.D. in Computer Science from the University of Minnesota and his MBA from Kellogg Graduate School of Management, Northwestern University.

David Hastings (54). Mr. Hastings, CPA, has served as Senior Vice President and Chief Financial Officer since February 2015. Prior to joining Unilife, Mr. Hastings served as Executive Vice President and Chief Financial Officer of Incyte Corporation, a pharmaceutical company, from 2003 through 2014. From February 2000 to September 2003, Mr. Hastings served as Vice President, Chief Financial Officer, and Treasurer of ArQule, Inc., or ArQule. Prior to his employment with ArQule, Mr. Hastings was Vice President and Corporate Controller at Genzyme, Inc., or Genzyme, where he was responsible for the management of the finance department. Prior to his employment with Genzyme, Mr. Hastings was the Director of Finance at Sepracor, Inc. (now known as Sunovion Pharmaceuticals, Inc.), or Sepracor, a pharmaceutical company, where he was primarily responsible for Sepracor’s internal and external reporting. Mr. Hastings is a certified public accountant and received his B.A. in Economics at the University of Vermont.

John C. Ryan (45). Mr. Ryan has served as Senior Vice President, General Counsel and Secretary since May 2014. Mr. Ryan served as a Partner at Duane Morris LLP, from 2013 to 2014. From 2012 to 2013, Mr. Ryan served as Senior Vice President and Deputy General Counsel of Aramark Corporation, and from 2005 to 2012, Mr. Ryan served as Senior Vice President and Associate General Counsel of Aramark Corporation. From 1999 to 2005, Mr. Ryan served first as an Associate and later as a Partner at Duane Morris LLP. From 1995 to 1999, Mr. Ryan served as an Assistant District Attorney at the New York County District Attorney’s Office. Mr. Ryan received a J.D. from Northwestern University School of Law and a B.A. from New York University. Mr. Ryan is a member in good standing of the bars of Pennsylvania and New York.

Dennis P. Pyers (54). Mr. Pyers, CPA, has served as our Senior Vice President, Controller, Treasurer and Chief Accounting Officer since February 2015. From March 2014 to February 2015, he served as Vice President, Controller & Interim Chief Financial Officer and, from 2010 to 2014, he served as our Chief Accounting Officer, Vice President and Controller. Prior to that, from May 2009 to June 2010, Mr. Pyers served as an independent consultant, including as a consultant to us from May 2010 to June 2010. Before joining us, Mr. Pyers spent over twenty-five years with KPMG LLP, including serving as a partner from 2002 to 2009, providing a broad range of financial reporting, auditing, accounting and business advice to clients in the industrial markets and consumer products industries. He is a certified public accountant licensed in Pennsylvania, Maryland and New Jersey. He obtained his Bachelors of Science in Accounting from the Pennsylvania State University.

Mark V. Iampietro (62). Mr. Iampietro has served as Vice President, Corporate Quality & Regulatory Affairs and Chief Compliance Officer since June 2014 and previously served as Vice President of Corporate Quality and Regulatory Affairs since October 2008. Mr. Iampietro came to Unilife from Spherics Inc., a Boston-based pharmaceutical manufacturer, where he managed all phases of quality, regulatory, and clinical programs from 2002 to 2008. Prior to that, Mr. Iampietro held senior quality and regulatory positions at Cynosure, Inc., from 1998 to 2002, MedChem Products, a division of C.R. Bard, Inc., from 1994 to 1998, Summit Technology Inc., from 1990 to 1994, and Tambrands Inc. (now known as Procter & Gamble), from 1985 to 1990. He previously served as a visiting scientist at Brown University, is a senior member of The American Society for Quality, or ASQ, and holds ASQ certifications as both a quality and reliability engineer. He received a Bachelor of Science degree in life sciences with a minor in engineering from Worcester Polytechnic Institute.

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND INCENTIVE COMPENSATION

Our compensation committee has reviewed our compensation systems and has determined that it is not reasonably likely that our compensation plans would have a material adverse effect on us for the following reasons:

•

Any operational performance objectives of our annual cash incentive and stock-based grant programs are objectives that are reviewed and approved by our compensation committee and board, are focused on business activity that advances our stockholders’ interests and are designed to reward bonus-eligible employees for committing to and delivering goals that are aligned with our strategic plan.

•	Our annual cash incentive program is designed to reward performance.

•

The performance goals are reviewed by senior management, the compensation committee and our board to ensure that they are focused on business activity that advances our stockholders’ interests and do not encourage excessive or potentially damaging risk-taking.

•

The amount of annual cash incentive compensation is not set at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability.

•	Our annual cash incentive compensation program does not contain highly leveraged payout curves or uncapped payouts.

•

Our adoption of new compensation related policies such as the stock ownership guidelines for executive officers and the claw-back policy (both as further described below) causes executive officers to focus on our long-term success in a manner similar to our stockholders.

•

The compensation of our chief executive officer and chief operating officer is heavily weighted towards long-term equity incentives rather than cash compensation, to ensure alignment with our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation philosophy and practices for those individuals who were our most highly compensated executives based on their fiscal 2015 compensation. We refer to these individuals as “named executive officers.” Our fiscal year begins on July 1st and ends on June 30th of each year. Thus, all references to “fiscal 2015” mean the period that spans July 1, 2014 to June 30, 2015.

Our named executive officers are:

•	Alan D. Shortall, who is our chairman and chief executive officer;

•	Ramin Mojdeh, Ph.D., who is our president and chief operating officer;

•	David Hastings, who became our senior vice president and chief financial officer in February 2015;

•	John C. Ryan, who became our senior vice president, general counsel and secretary in May 2014;

•

Dennis P. Pyers, who was our interim chief financial officer from the start of fiscal 2015 until he transitioned to the positions of senior vice president, controller, treasurer and chief accounting officer in February 2015; and

•	Mark V. Iampietro, who is our vice president, corporate quality and regulatory affairs and chief compliance officer.

Executive Summary

Fiscal 2015 was our fifth full year as a public company in the United States. We set a number of important goals for our company for fiscal 2015, including the following:

•	Entering into long-term development, licensing and supply agreements with pharmaceutical and biotechnology companies for our innovative injectable drug delivery systems;

•	Producing and customizing products to meet customer needs;

•	Commencing sales shipments to customers;

•	Expanding our organizational capability;

•	Strengthening our financial position; and

•	Further developing our technical staff resources.

By the end of fiscal 2015, we achieved many of these goals and made significant progress building our business. Our major achievements for fiscal 2015 include the following:

•	We signed multiple long-term commercial supply agreements with pharmaceutical companies;

•	We commenced initial sales of our products to customers;

•

We made significant investments in manufacturing capacity, R&D, and facilities, and we expanded our production capacity and the scale-up capability of our product portfolio through our relationship with a leading end-to-end supply chain solutions company;

•	We continued to enhance our operational focus, spurred further product development and the creation of additional intellectual property and improved production efficiencies;

•

We have built a strong team of technical talent and continued to develop and diversify our innovative portfolio of advanced drug delivery systems, which is customizable for our pharmaceutical customers. During fiscal year 2015, we received 45 new patents and by the end of fiscal year 2015, we had approximately 180 issued patents in aggregate relating to our product platforms across more than 24 worldwide jurisdictions; and

•	We delivered on customer commitments.

When designing the annual and long-term compensation program for our named executive officers, our compensation committee balanced the creation of appropriate incentives for the achievement of our strategic goals with the desire to retain our key executives while being mindful of our cash resources. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our objectives for fiscal 2015. Material actions taken by the committee during fiscal 2015 and thereafter include the following:

•	Approval of extensions to the Employment Agreements of Mr. Shortall and Dr. Mojdeh to December 31, 2019.

•	Approval of Employment Agreements for Messrs. Ryan, Iampietro, Hastings and Pyers.

•

Approval of Amendments to the Employment Agreements of Dr. Mojdeh and Mr. Ryan to provide certain benefits in the event either terminates his respective Employment Agreement for “good reason” as defined in the respective Employment Agreements.

•	Adjustment of the base salaries of Dr. Mojdeh and Messrs. Ryan, Pyers and Iampietro.

•	Determination of named executive officers’ annual bonus awards for calendar year 2014 and Key Performance Indicators, or KPIs, for calendar year 2015.

•

Award of restricted stock to Messrs. Ryan and Pyers in December 2014 in recognition of their performance, to Mr. Hastings on commencement of his employment in February 2015, and to Messrs. Ryan, Pyers, and Iampietro in March 2015 as part of our annual employee review process.

•	Approval of the payment of cash bonuses to Dr. Mojdeh and Mr. Iampietro outside of our annual bonus award period in recognition of performance.

•	Adjustment of the target annual cash bonus opportunity of Mr. Iampietro.

•	Elimination of the 280G excise tax gross-up from Mr. Shortall’s employment agreement.

•	Approval by our compensation committee and stockholders of an amendment and restatement of our Amended and Restated 2009 Stock Incentive Plan

•	Approval by our compensation committee and stockholders of a special restricted stock award for Mr. Shortall.

•	Approval of an updated peer group.

•	Approval of stock-based compensation for our new director, Harry A. Hamill, as further described in Proposal No. 6.

•	Approval of a modest increase in aggregate director cash compensation as further described in Proposal No. 7.

Compensation Philosophy and Objectives

The compensation committee of our board is responsible for reviewing and approving the compensation payable to our named executive officers. The compensation committee follows an executive compensation philosophy that includes the following considerations:

•	a pay-for-performance orientation that delivers pay based on company and individual performance;

•	long-term incentives, in the form of stock-based awards, to more closely align the interests of named executive officers with the long-term interests of stockholders; and

•	individual wealth accumulation through long-term incentives to supplement retirement contributions to our 401(k) plan.

The primary objectives of our executive compensation program are to deliver a competitive package to attract, motivate and retain key executives and to align their compensation with our overall business goals, core values and stockholder interests. We aim to provide total compensation that is appropriate for an organization in our industry, stage of development and customer base. However, we compete with much larger companies in the recruitment and retention of key employees and seek to recruit the best talent available. Therefore, we may need to compensate certain individuals at a level higher than that paid by the members of our peer group. Such pay practices are necessary to support continued recruitment of top talent and retention of the executive team we have built. We link a substantial portion of compensation to our achievement of strategic objectives and the individual’s contribution to the attainment of those objectives. In addition, we encourage ownership of our common stock among our executive team through our long-term incentive plan to align executive compensation with the long-term interests of our stockholders.

We expect that our primary compensation objectives will reinforce consistent attainment of our key strategic goals and motivate and retain the executive talent we have hired.

Response to 2014 “Say on Pay” Advisory Vote

At our 2014 Annual Meeting, approximately 79% of our stockholders casting votes on our 2014 “Say on Pay” proposal voted in favor of that proposal. We believe this vote demonstrates that our stockholders are substantially supportive of our compensation practices. However, we expect to continue to refine our compensation practices and to engage with stockholders and their advisors to explain our compensation practices and to hear any concerns they may have in an effort to attain a higher vote in the future.

Setting Executive Compensation/Role of Consultants

Our compensation committee periodically engages Radford, an Aon Hewitt company, as an independent third party consulting firm, to assist it by providing competitive compensation data for named executive officers and developing an appropriate peer group of companies for benchmarking executive compensation (as previously discussed, the same peer group is used for benchmarking non-executive director compensation). This peer group is referred to as the comparison group. Radford performs these services solely on behalf of the compensation committee. In addition to providing competitive compensation data and developing an appropriate peer group, the compensation committee frequently relies on the advice of Radford more generally in evaluating and making determinations as to executive and director compensation.

Because of the policies and procedures Radford and the compensation committee have in place, the compensation committee is confident that the advice it receives from the individual executive compensation consultant at Radford is independent and objective and not influenced by Radford’s or any of its affiliates’ relationships with us. These policies and procedures include the following:

•	Radford is hired by the compensation committee and reports directly to the compensation committee;

•	Radford’s consultant to the Company has direct access to the compensation committee without management intervention;

•	Radford may not provide additional services to the Company at the request of management without approval by the compensation committee chair;

•

the compensation committee is required to consider whether Radford’s consultant to the Company has any business or personal relationship with any member of the compensation committee or any executive officer of the Company;

•	the compensation committee is required to consider whether Radford’s consultant to the Company owns any shares of Company stock;

•	the consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Radford or any of its affiliates;

•	the consultant is not responsible for selling other Radford or affiliate services to the Company;

•

Radford’s professional standards prohibit the individual consultant from considering any other relationships Radford or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the compensation committee has the sole authority to retain and terminate Radford; and

•	the compensation committee regularly evaluates the quality and objectivity of the services provided by Radford and determines whether to continue to retain Radford.

The compensation committee uses independent verifiable data and information periodically provided by Radford as well as the business judgment of the committee members in making decisions concerning executive compensation. An important element of this process is the evaluation of compensation practices among companies in our industry. For this purpose, the compensation committee has periodically used the Radford Global Life Sciences Survey, or the Radford Survey, a broad-based survey of the compensation practices of companies in the life science industry. In addition to using the Radford Survey to benchmark executive compensation for our named executive officers, the compensation committee has used Radford to assist the compensation committee in developing the comparison group mentioned above. The compensation committee does not target specific comparison group percentiles for total pay or for any individual pay element, but will pay particular attention to the 25th, 50th and 75th percentile of comparison group pay measures to evaluate whether its pay decisions fall within a competitive range.

In 2014, the compensation committee retained and relied on Radford to review its chief executive officer and chief operating officer compensation arrangements. The comparison group Radford recommended and used consisted of 18 medical equipment/device and related companies. The market cap and employee data for the 2014 comparison group based on the most current market data available as of June 26, 2014 is set forth below.

2014 Peer Group Summary

Company	Ticker	LFY Revenues	LFY Net Income	Market Cap ($Millions)	Employees
Abaxis, Inc.	ABAX	$179.8	$17.1	$897.3	535
ABIOMED, Inc.	ABMD	$176.9	$7.5	$979.0	467
Accuray Incorporated	ARAY	$325.7	$(70.9)	$681.7	989
Alphatec Holdings, Inc.	ATEC	$204.7	$(82.2)	$134.8	500
AngioDynamics, Inc.	ANGO	$348.8	$3.7	$567.4	1,330
AtriCure, Inc.	ATRC	$81.5	$(11.5)	$518.0	320
Cerus	CERS	$39.7	$(43.3)	$294.4	115
CryoLife, Inc.	CRY	$139.8	$15.8	$254.2	510
Exactech, Inc.	EXAC	$237.1	$15.4	$345.0	608
Harvard Bioscience, Inc.	HBIO	$105.2	$(1.8)	$125.6	345
HeartWare International, Inc.	HTWR	$207.9	$(59.3)	$1,494.4	569
Insulet Corporation	PODD	$247.1	$(45.0)	$2,150.1	478
Luminex Corporation	LMNX	$213.4	$7.1	$753.9	731
Natus Medical Incorporated	BABY	$344.1	$22.9	$794.6	943
OraSure Technologies, Inc.	OSUR	$98.9	$(11.2)	$480.2	293
Quidel Corporation	QDEL	$173.6	$7.4	$762.1	572
SurModics	SRDX	$56.2	$14.5	$285.6	114
Vascular Solutions	VASC	$109.2	$11.1	$374.7	406

75th Percentile		$231.2	$13.7	$786.4	599
50th Percentile		$178.3	$5.4	$542.7	505
25th Percentile		$106.2	$(35.4)	$307.1	360

Companies were selected for inclusion in the comparison group based on several factors, including: annual revenues, market capitalization, number of employees, stage of development, compensation practices, and similar business model and products.

As a result of the review by our compensation committee and Radford during the course of 2014, the compensation committee approved amendments to the employment agreements of Mr. Shortall and Dr. Mojdeh in September 2014, which are discussed further below under “Amendments to Shortall and Mojdeh Employment Agreements.”

In connection with Radford’s 2015 review of our director compensation as discussed above under “Director Compensation”, Radford evaluated and updated our comparison group with input from management regarding companies with similar business models. Radford recommended that we remove four companies from our comparison group (ABIOMED, Inc., Accuray Incorporated, AngioDynamics, Inc., and Natus Medical Incorporated) based on revenue or market cap significantly exceeding Radford’s suggested criteria, and that we add seven companies based on several factors, including: annual revenues, market capitalization, number of employees, stage of development, compensation practices, and similar business model and products. Anika Therapeutics, Antares Pharma, ATRION, GenMark Diagnostics, Hansen Medical, and STAAR Surgical Company were each added because they met all of the selection criteria established by Radford for inclusion into the comparison group. Endologix was added because, while its market capitalization slightly exceeds the range for that metric within the selection criteria, Endologix met all the remaining selection criteria for inclusion, is in the medical devices industry, and has a similar product distribution model. Our compensation committee approved Radford’s revised comparison group in July 2015 and will use such revised comparison group to benchmark executive and director compensation going forward. The revised comparison group is set forth below.

2015 Peer Group Summary

Company	Ticker	LFY Revenues	LFY Net Income		Market Cap ($Millions)	Employees
Abaxis, Inc.	ABAX	$202.6		$27.3	$1,066.3	582
Alphatec Holdings	ATEC	$206.5	-$	10.8	$58.1	450
Anika Therapeutics	ANIK	$87.1		$26.8	$501.6	105
Antares Pharma	ATRS	$29.6	-$	33.1	$261.6	93
AtriCure, Inc.	ATRC	$111.9	-$	13.8	$730.3	320
ATRION	ATRI	$142.7		$28.2	$699.3	483
Cerus	CERS	$36.2	-$	48.0	$461.6	144
CryoLife, Inc.	CRY	$142.7		$6.0	$272.2	535
Endologix	ELGX	$151.0	-$	48.9	$855.4	590
Exactech, Inc.	EXAC	$246.5		$16.4	$254.8	642
GenMark Diagnostics	GNMK	$32.8	-$	39.3	$400.1	195
Hansen Medical	HNSN	$21.6	-$	51.7	$96.3	169
Harvard Bioscience, Inc.	HBIO	$108.5		$0.2	$153.7	417
Heartware International, Inc.	HTWR	$282.0	-$	14.5	$1,416.7	585
Insulet Corporation	PODD	$280.8	-$	57.2	$1,658.5	519
Luminex Corporation	LMNX	$228.2		$40.5	$791.6	745
OraSure Technologies, Inc.	OSUR	$110.0		$1.1	$285.2	320
Quidel Corporation	QDEL	$195.2	-$	1.6	$688.6	610
STAAR Surgical Company	STAA	$73.5	-$	9.4	$309.3	300
SurModics	SRDX	$58.6		$12.6	$297.0	120
Vascular Solutions	VASC	$129.3		$12.1	$620.1	485

75th Percentile		$202.6		$12.6	$730.3	582
50th Percentile		$129.3	-$	1.6	$461.6	450
25th Percentile		$73.5	-$	33.1	$272.2	195

The compensation committee intends to review the comparison group periodically with Radford and, if appropriate, modify the comparison group to reflect our business as it evolves. Although the comparison group has several companies that are larger than us with respect to revenues, market capitalization and number of employees, after considering Radford’s input and analysis regarding the comparison group, the compensation committee believes the comparison group is appropriate given that we draw from the same talent pool as the companies in its comparison group. Hiring in our industry is very competitive, and the compensation committee believes we need to be competitive with its comparison group to ensure we are able to attract the best talent.

In addition to data from the comparison group, the compensation committee may consider additional sources of data in reviewing compensation. Because all publicly traded companies, such as those in the comparison group, are required to report on chief executive officer compensation, the comparison group data provides sufficient data on all elements of chief executive officer compensation. Therefore, our compensation committee used comparison group data to benchmark all elements of our chief executive officer’s compensation. Because data from the comparison group for other named executive officers may not contain sufficient data points for officers other than the chief executive officer, in the past the compensation committee has looked more broadly when benchmarking compensation for our other named executive officers including, for example, the Radford Survey, the Radford Global Sales Survey, and the Association of Corporate Counsel’s Small Law Department Survey, as applicable.

Elements of Compensation

The key elements of our executive compensation program are summarized in the table below.

COMPONENT	DESCRIPTION	PURPOSE
Base salary	Fixed cash compensation that is based on scope of responsibilities, experience, and competitive pay practices.	Provide a fixed, baseline level of compensation.

Annual cash incentives	Cash payment tied to performance during the year.	Reward our executive officers for achieving or exceeding annual performance and strategic objectives and individual contributions to our overall performance.

Long-term stock-based compensation:

• Stock options	Right to purchase shares after vesting at an exercise price equal to the closing price on the grant date.	Increase executive ownership, promote executive retention, align compensation with the achievement of long-term performance objectives and reward the creation of stockholder value.
• Restricted stock awards	Grant of shares that are forfeited if employment terminates before vesting occurs.

Other benefits and perquisites	Non-cash compensation generally modest in value relative to total compensation, which may consist of components such as temporary housing and relocation assistance, car allowance and insurance premiums.	Provide a competitive pay package to attract and retain highly qualified leaders.

The compensation committee believes this combination of cash and stock-based compensation furthers the objectives of our executive compensation program. Based on prevailing market practices, our compensation committee provides a mix of salary, annual cash incentive and stock-based awards to offer a competitive compensation package. This structure also promotes our pay-for-performance philosophy by linking pay levels to both our short-term performance (through annual incentive awards) and long-term performance (through stock options and restricted stock awards). A significant portion of compensation is provided through stock-based compensation awards, which align the interests of the executives with our stockholders, promote executive retention and reward the creation of stockholder value. As a result, a significant portion of our named executive officers’ compensation fluctuates with the movement of our stock price, and our executive officers thus share in both upward and downward movement of our stock value.

There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the compensation committee determines the mix of compensation for each named executive officer based on its review of competitive data and the compensation committee’s subjective analysis of that individual’s performance and contribution to our performance.

Base Salary

It is the compensation committee’s objective to set a competitive rate of annual base salary for each named executive officer. The compensation committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. Our compensation committee periodically reviews the base salaries of our named executive officers and may adjust those salaries after taking into account each respective officer’s performance and level of responsibility, as well as market data for the relevant positions.

Effective January 1, 2015, our compensation committee approved increases to the base salaries of Messrs. Ryan, Pyers and Iampietro in recognition of their performance and the desire to retain these key executives. In addition, Dr. Mojdeh’s base salary was adjusted in September 2014 in connection with the extension of his employment agreement, as described below under the heading “Amendments to Shortall and Mojdeh Employment Agreements,” as well as in recognition of his performance and the desire to retain Dr. Mojdeh. Mr. Shortall did not receive a salary increase in fiscal 2015 and has not received a salary increase since 2008 (other than to convert his salary from Australian dollars to U.S. dollars).

With the hiring of David Hastings in February 2015, the compensation committee engaged Radford this calendar year to review the compensation of our chief financial officer. Radford’s review of Mr. Hastings’ compensation confirms that Mr. Hastings’ compensation aligns with that of chief financial officers of the 2015 comparison group.

Annual Cash Incentive Compensation and Bonuses

We implement our annual bonus program using calendar year performance periods. There is not a formal written plan for this program, but instead target cash incentive opportunities are specified in each named executive officer’s offer letter or employment agreement. Our compensation committee, in consultation with our board, establishes the KPIs against which our chief executive officer will be measured for each fiscal year. Our chief executive officer, in consultation with our compensation committee, establishes and communicates KPIs for the other named executive officers against which each such named executive’s performance will be measured for that calendar year. Our chief executive officer provides the compensation committee with a review of the performance of the other named executive officers and makes recommendations to the compensation committee as to the level of cash incentive to be paid based on that performance. In accordance with our compensation committee’s charter, our compensation committee evaluates the performance of each named executive officer in light of his KPIs and determines the amount of any annual incentive compensation earned by the named executive officer based on such evaluation.

The annual bonus award opportunity for our named executive officers, in all cases, is a discretionary amount expressed as a percentage of base salary, subject to achievement of KPIs established by our compensation committee. The target percentages for calendar year 2014 performance were as follows:

Name	Percentage of Base Salary
Alan D. Shortall	100%
Ramin Mojdeh, Ph.D.	80%
John C. Ryan	40%
Dennis P. Pyers	25%
Mark V. Iampietro	35	%(1)

(1)	Target percentage of base salary increased from 25% to 35% under an employment agreement dated as of November 6, 2014 and described herein in recognition of Mr. Iampietro’s successful leadership of our compliance program, desire to retain him, and the fact that his target bonus percentage had not increased for at least five years.

The “target cash incentive” for each named executive officer represents the maximum cash incentive that the named executive officer can receive absent further action by the compensation committee. Mr. Hastings joined in February 2015 and his target percentage for calendar year 2015 performance is 50% of base salary.

The compensation committee in November 2013 approved calendar year 2014 KPIs for Messrs. Shortall, Iampietro and Dr. Mojdeh. The following is a summary description of these KPIs:

Alan D. Shortall, Chairman and Chief Executive Officer

•	Secure collaboration, clinical trial or commercial supply agreements with pharmaceutical customers for Unilife products.

•	Produce products to meet customer needs and pursue production cost reductions for Unilife products.

•	Explore new product development and customization activities to support customer needs.

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving operating systems, developing new or improved products and protecting Unilife’s intellectual property.

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Ramin Mojdeh, Ph.D., President and Chief Operating Officer

•	Secure collaboration, clinical trial or commercial supply agreements with pharmaceutical customers for Unilife products.

•	Produce products to meet customer needs and pursue production cost reductions for Unilife products.

•	Explore new product development and customization activities to support customer needs.

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving operating systems, developing new or improved products and protecting Unilife’s intellectual property.

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Mark V. Iampietro, Vice President, Corporate Quality and Regulatory Affairs and Chief Compliance Officer

•	Provide quality and regulatory support to the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers.

•	Provide quality and regulatory support to the business units to assist them in producing products to meet customer needs and pursuing production cost reductions.

•	Provide quality and regulatory support for new product development and customization activities to support customer needs.

•

Expand our organizational capability, continue to build a high-performance culture and develop operational resources through strategic hiring and compensation practices, improving quality and other operating systems and supporting the development of new or improved products.

•	Continuously build stockholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

In November 2013, when the compensation committee approved calendar year 2014 KPIs, Mr. Pyers was not a named executive officer and Mr. Ryan and Mr. Hastings were not yet employed by us. Therefore the compensation committee did not approve calendar year 2014 KPIs for Mr. Pyers, Mr. Ryan or Mr. Hastings.

In February 2015, the compensation committee approved KPIs for calendar year 2015 for Messrs. Shortall, Hastings, Pyers, Ryan and Iampietro and Dr. Mojdeh. The following is a summary description of the KPIs for calendar year 2015 for each of the named executive officers:

Alan D. Shortall, Chairman and Chief Executive Officer

•	Commence sales shipments to certain customers.

•	Complete all activities to render certain production lines operational.

•	Commence delivery of fully customizable, wearable injector shipments to a certain customer.

•	Enhance relations with institutional shareholders.

•	Ensure continued access to capital to fund business growth.

•

Build shareholder value through enhanced capitalization, financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Ramin Mojdeh, Ph.D., President and Chief Operating Officer

•	Commence sales shipments to certain customers.

•	Complete all activities to render certain production lines operational.

•	Commence delivery of fully customizable, wearable injector shipments to a certain customer.

•	Enhance relations with institutional shareholders.

•	Ensure continued access to capital to fund business growth.

•

Build shareholder value through enhanced capitalization, financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

David Hastings, SVP and Chief Financial Officer

•	Support the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers through financial modeling and cost analysis.

•	Support production of products and production cost reductions for Unilife products through financial modeling, cost accounting and prudent budgetary controls.

•	Support new product development through financial modeling and cost accounting support.

•	Provide finance and accounting support to all activities needed to achieve production and sales shipments to certain customers.

•	Enhance relations with institutional shareholders.

•	Ensure continued access to capital to fund business growth.

•

Build shareholder value through enhanced capitalization, financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

John Ryan, SVP, General Counsel and Secretary

•	Protect Unilife’s commercial, legal and financial interests through proactive advice, good compliance practices and aggressive defense or prosecution of legal matters.

•	Support the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers through legal counsel and analysis.

•	Support new product development through legal counsel and analysis and ensure all intellectual property is properly protected internationally.

•	Provide legal support to all activities needed to achieve production and sales shipments to certain customers.

•	Enhance relations with institutional shareholders.

•	Ensure continued access to capital to fund business growth.

•

Build shareholder value through enhanced capitalization, financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Dennis Pyers, Senior Vice President, Controller, Treasurer and Chief Accounting Officer

•	Support the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers through financial modeling and cost analysis.

•	Support production of products and production cost reductions for Unilife products through financial modeling, cost accounting and prudent budgetary controls.

•	Support new product development through financial modeling and cost accounting support.

•	Provide finance and accounting support to all activities needed to achieve production and sales shipments to certain customers

•	Enhance relations with institutional shareholders.

•	Ensure continued access to capital to fund business growth.

•

Build shareholder value through enhanced capitalization, financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Mark Iampietro, VP, Corporate Quality and Regulatory Affairs and Chief Compliance Officer

•	Protect Unilife’s commercial, legal and financial interests through proactive regulatory guidance and by ensuring good compliance practices.

•	Provide quality and regulatory support to the negotiation of collaboration, clinical trial or commercial supply agreements with pharmaceutical customers.

•	Provide quality and regulatory support to the business units to assist them in producing products to meet customer needs and pursuing production cost reductions.

•	Provide quality and regulatory support for new product development and customization activities to support customer needs.

•	Provide regulatory strategy and support for Unilife and customer regulatory submissions and filings.

•	Provide quality and regulatory compliance support to all activities needed to achieve production and sales shipments to certain customers.

•	Build shareholder value through financial accountability, good corporate governance, prudent risk management, sound compliance practices, new product development and commercial expansion.

Payment of 2015 Annual Cash Incentive Bonuses for Calendar Year 2014 Performance

We paid annual cash incentive bonuses for 2014 to named executive officers in one installment in April 2015, based on satisfaction of the officers’ personal KPIs during calendar year 2014, as determined by the compensation committee. Messrs. Shortall, Ryan and Iampietro and Dr. Mojdeh earned 100% of their target annual bonus opportunities for calendar year 2014 as the compensation committee had determined that they had met their respective KPIs. The role of each of these executive officers in securing a fifteen year contract with Sanofi for our wearable injectors and in expanding our capabilities through new product development, team building and commercial expansion, among other factors, contributed to the determination that these executive officers had met their respective KPIs. Dr. Mojdeh’s bonus was based on his salary included in the September 2014 amendment to his employment agreement. With respect to Mr. Pyers, the compensation committee determined that he should receive an above-target annual bonus for calendar year 2014, equal to 40% of his base salary. Mr. Pyers received an above-target bonus in recognition of his additional responsibilities and service as interim chief financial officer. Mr. Hastings, who joined us in February 2015, did not receive an annual bonus for calendar year 2014.

In July 2015, the compensation committee approved the payment of cash bonuses to Dr. Mojdeh and Mr. Iampietro in the amounts of $125,000 and $50,000, respectively. Dr. Mojdeh’s bonus was in recognition of, among other things, the successful development of a new product category. Mr. Iampietro’s bonus was in recognition of, among other things, his successful leadership in providing quality and regulatory compliance support for new product development and product sales to customers. These are two of our key executives and their retention and engagement are critical to our success.

Long-Term Incentive Compensation

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the compensation committee believe that stock ownership encourages our executives to create value for us over the long term. They also believe that stock ownership promotes retention and affiliation with us by aligning executive interests with those of our stockholders and allowing our executives to share in our long-term success after satisfying multi-year vesting requirements.

Our long-term incentive compensation has been in the form of grants of stock options and restricted stock awards, with all such grants made during fiscal 2015 having been made under our stockholder-approved Amended and Restated 2009 Stock Incentive Plan. All of our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. We view stock options as an important element of performance-based compensation because a stock option provides no realizable value to a recipient until the vesting requirements have been met and unless the trading price of our shares increases following the grant of the stock options. Similarly, we view restricted stock awards as an important element of performance-based compensation because, as a stockholder, the named executive officer shares in both the upside and the downside risk of movements in the market price of our common stock. We believe that this sharing in the downside risk, which is not a feature of stock options, coupled with multi-year vesting periods helps to keep the named executive officers focused on the interests of our stockholders over the long term.

For retention purposes, we have granted stock options and restricted stock awards to our named executive officers with dual time and performance based vesting criteria. The time based component to our vesting criteria requires that the named executive officer be employed with us through the relevant vesting dates. The performance component is based upon achievement of specified performance criteria, including the accomplishment of strategic business milestones, our attaining specified market capitalization targets, or the trading price of our common stock reaching specified levels for sustained periods.

Fiscal Year 2015 Equity Awards

In March 2015, the compensation committee approved annual grants of restricted stock to Messrs. Ryan, Pyers and Iampietro. In addition to their annual grants of restricted stock, the compensation committee also awarded special recognition and retention grants of restricted stock to Messrs. Ryan and Pyers in December 2014, which vest over three years. These special recognition and retention grants were consistent with grants made to other senior employees of the Company, who were not our named executive officers, in fiscal 2015, as part of a program to provide compensation that rewarded key employees for performance and encouraged retention of key employees. Neither Mr. Shortall nor Dr. Mojdeh participated in this program. For more detailed information regarding these grants, see the Grants of Plan-Based Awards in Fiscal 2015 Table on page 40. Dr. Mojdeh did not receive any annual or special grants of restricted stock or stock options during fiscal 2015.

Effective February 23, 2015, the compensation committee approved a grant to Mr. Hastings of 300,000 restricted shares of common stock under the Amended and Restated 2009 Stock Incentive Plan in connection with the commencement of his employment. The restricted shares will vest as follows (provided that Mr. Hastings remains employed with us through the relevant vesting date): 75,000 restricted shares will vest on December 5, 2015; 75,000 restricted shares will vest on December 5, 2016; and 150,000 restricted shares will vest on December 5, 2017.

Special Award to Mr. Shortall

On September 15, 2014 and November 13, 2014, respectively, the compensation committee and our stockholders approved, consistent with ASX Listing Rules, a grant to Mr. Shortall of 4,000,000 restricted shares of common stock in connection with the extension of his employment agreement, which is discussed below. The vesting of this award is subject to performance-based vesting milestones, and also contains service-based clawback provisions.

Our compensation committee deliberated carefully when structuring and approving this proposed award to Mr. Shortall. As part of its deliberations, it consulted with Radford, its independent compensation consultant, regarding prevailing market practices regarding chief executive officer equity awards generally, and the proposed terms of this award specifically. In addition, the compensation committee consulted with management regarding the likely tax and accounting treatment of the proposed award.

The size of the proposed award, in the 90th percentile of the comparison group, was larger than typical annual equity awards made by similarly situated companies to their chief executive officers. However, the award was not a typical annual award. In contrast to many other U.S.-based issuers, it is not our practice to make annual equity awards to our chief executive officer. Rather, we make chief executive officer equity awards every few years —

generally (as is the case here), when we renew his employment contract. The result is that our chief executive officer receives equity awards less frequently than other chief executive officers. Prior to the November 2014 award, the last equity awards we issued to Mr. Shortall were granted more than 32 months earlier.

While the compensation committee considered changing its chief executive officer equity award approach to more closely to resemble that of its peers, it chose to continue its historical practice of making larger, less frequent awards. Its reasoning for this decision was that the longer interval between awards reduces the time spent on compensation negotiations (both by the compensation committee and our chief executive officer), thus enabling increased focus on other business matters. In addition, this approach allows the compensation committee to consider a longer period of performance in determining appropriate award terms and size. The compensation committee still conducts annual evaluations of chief executive officer performance and provides incentive for short-term performance through our annual cash incentive program, so it believes that this approach enables it to achieve the right balance between short- and long-term incentive compensation elements.

Absent the occurrence of extraordinary events or a material change in our circumstances, the compensation committee does not expect to make additional equity awards to Mr. Shortall during the five-year term of his employment agreement. Accordingly, the compensation committee believes that the appropriate way to view the size of this award is to amortize it over the five year period from the grant date through the end of Mr. Shortall’s employment agreement.

Other factors considered by our compensation committee in approving this award include the following:

•	Mr. Shortall’s annual base salary has not been changed since 2008 (other than to convert his salary from Australian dollars to U.S. dollars);

•	Mr. Shortall’s total cash compensation when the award was approved was below the 50th percentile of our comparison group;

•	Contemporaneous with the compensation committee’s approval of the award, Mr. Shortall agreed to relinquish his contractual right to a 280G excise tax gross-up;

•

The vesting of the award is based on robust share price performance and contains service-based forfeiture provisions, which together serve to retain our most valued executive and generally require Mr. Shortall to deliver a sustained and material increase in stockholder value before realizing any of the award’s value; and

•

The sale of the award shares by Mr. Shortall after vesting will be subject to our standard management stock ownership guidelines, which generally prohibit sales by our chief executive officer unless he holds shares worth at least five times his base salary.

The performance-based vesting and service based clawback provisions of the award are as follows. The performance-based vesting will be satisfied based on our achievement of the following stock price milestones, for a minimum of 20 out of 30 consecutive trading days, on or before the fifth anniversary of the grant date:

Per Share Stock Price	Performance Vesting Percentage
$6	25%
$8	50%
$10	75%
$12	100%

The award will be forfeited, to the extent not vested, on the fifth anniversary of the grant date. Therefore, Mr. Shortall will not realize any of the award’s value unless he delivers a sustained and material increase in stockholder value.

In addition, if prior to the fourth anniversary of the date of grant Mr. Shortall resigns from employment or if we terminate his employment for cause, Mr. Shortall will be required to return a specified percentage of any previously vested shares to us (or, if those shares have already been sold, he would be required to pay to us cash equal to the greater of the sale proceeds or the then current value of the shares). The specified percentage would be determined as follows:

Termination Date	Percentage of Otherwise Vested Shares Required to be Returned
Before first anniversary of grant date	100%
On or after first anniversary, but before second anniversary	75%
On or after second anniversary, but before third anniversary	50%
On or after third anniversary, but before fourth anniversary	25%
On or after fourth anniversary of grant date	0%

For example, if our share price attained $12 for 20 out of 30 consecutive days within 18 months of the anniversary of the grant date, but Mr. Shortall were to voluntarily resign from the Company 18 months following the date of the award, 4,000,000 shares will be vested but Mr. Shortall will forfeit 75% of those vested shares because he voluntarily resigned in the second year following the date of the award.

The sale of the award shares after vesting will be subject to our standard management stock ownership guidelines for our chief executive officer, which generally prohibit sales by our chief executive officer unless he holds shares worth at least five times his annual base salary.

The vesting of any otherwise unvested portion of the award will accelerate (and all service-based clawback provisions will lapse) if, while the award remains outstanding, we experience a change in control (as defined in the Stock Plan) or Mr. Shortall’s employment ceases due to his death, disability or termination without cause.

Savings Plans

We do not provide for wealth accumulation for retirement through defined benefit pension plans or supplemental executive retirement plans, nor do we anticipate doing so in the future. Our U.S. subsidiary, Unilife Medical Solutions, Inc., maintains a broad-based 401(k) plan that permits our employees, including our named executive officers, to accumulate savings for retirement on a tax-deferred basis. Our U.S. subsidiary commenced matching employee contributions under the 401(k) plan in January 2012, including matching contributions of named executive officers who contribute to the 401(k) plan. In June 2015, after careful consideration by the trustees of our 401(k) plan, management of the 401(k) plan was switched from Mass Mutual to Fidelity Investments to offer enhanced retirement savings options for our employees.

Other Benefits and Perquisites

The named executive officers are eligible to participate in employee benefit programs generally offered to our other employees. In addition, we provide certain other perquisites to the named executive officers that are not generally available to other employees. Our compensation committee reviews these benefits and perquisites. For more detailed information regarding benefits and perquisites provided to the named executive officers, see the footnotes to the Summary Compensation Table on page 39.

Employment Agreements

Each of our named executive officers is employed with us under the terms of an employment agreement for a term of years. The employment agreements establish the named executive officer’s initial base salary, which is subject to review and adjustment annually, and his annual cash incentive award opportunity. All cash incentive award payments are discretionary and subject to achievement of key performance indicators. The employment agreements for each of our named executive officers also contain restrictive covenants under which the executive must refrain from disclosing our confidential information, and must refrain from becoming involved in any business which is a competitor of ours or attempting to entice away any employee, customer or supplier of ours for a specified period of time after his employment with us terminates. The employment agreements provide for certain payments and benefits upon the named executive officer’s termination of employment with us under certain circumstances. Further information regarding those payments and benefits and the circumstances under which they are payable is described under — “Potential Payments upon Termination or Change in Control.”

Severance

Severance provisions are set forth in the employment agreements with certain of our named executive officers. Further information regarding the severance benefits of our named executive officers is described under — “Potential Payments upon Termination or Change in Control.”

We believe that severance benefits allow us to attract and retain talented executives, and to entice other potential employees to accept positions with us and potentially to relocate to our central Pennsylvania headquarters. In establishing these arrangements, we consider that we do not provide defined benefit pension or supplemental executive retirement plan benefits.

Amendments to Shortall and Mojdeh Employment Agreements

On September 15, 2014 and September 17, 2014, we entered into amendments with Mr. Shortall and Dr. Mojdeh modifying their respective employment agreements. The amendments extended the otherwise applicable term of the employment agreements until December 31, 2019, consistent with the requirements of our credit facility entered into in fiscal 2014. In addition, the amendment to Mr. Shortall’s agreement increased his annual target cash bonus to 100% of his base salary, provided for the reimbursement to Mr. Shortall of reasonable expenses in the event we require him to relocate, and eliminated his 280G excise tax gross-up. The amendment to Dr. Mojdeh’s agreement also increased his base salary from $363,000 to $420,000 per year and increased his annual target cash bonus from 50% to 80% of his annual base salary. Mr. Shortall did not receive an increase in base salary, which is below the 50th percentile of the comparison group for chief executive officer base salary. The increase in Mr. Shortall’s target bonus brought his target bonus and total cash compensation closer to the median for chief executive officer target bonus and total cash compensation when compared to the comparison group for chief executive officer pay. We increased Dr. Mojdeh’s base salary in recognition of his value to us and his opportunities for greater cash compensation from competitive employers. We also increased his target bonus in recognition of his value to us, opportunities for other employment and to reward and incent him to drive the achievement of our strategic plan.

We believe that the increases in these target bonus opportunities further our compensation philosophy and objectives of rewarding our executive officers for achieving or exceeding annual performance and strategic objectives and their individual contributions to our overall performance, and thereby furthers our pay-for-performance philosophy. We also believe that the increases in these target bonus opportunities help us to retain key executives who are essential to meeting or exceeding our strategic goals.

Ryan Employment Agreement

We entered into an employment agreement with Mr. Ryan in September 2014 following his hiring as Senior Vice President, General Counsel and Secretary. Such agreement replaced the basic offer letter issued to Mr. Ryan upon commencement of his service and confirmed his title, duties, base salary of $335,000 (which was increased effective January 1, 2015), and his annual target cash bonus opportunity of 40%, as set forth in that offer letter. The term of the agreement extends until December 31, 2018 and is subject to annual renewals thereafter. In addition, the Ryan Agreement provides that a Company-owned automobile will be made available for Mr. Ryan’s use during his employment. Further terms of Mr. Ryan’s employment agreement are set forth below under — “Potential Payments upon Termination or Change in Control.”

Amendments to Mr. Ryan’s and Dr. Mojdeh’s Employment Agreements

On January 9, 2015, we entered into amendments to Mr. Ryan’s and Dr. Mojdeh’s employment agreements. Pursuant to the amendments, Mr. Ryan and Dr. Mojdeh are entitled to receive severance in the event that their respective employment is terminated for “good reason” (as defined in their respective agreements and including their ability to resign for “good reason” in the event that Mr. Shortall is terminated from both his position as Chief Executive Officer of the Company and as Chairman of the Board). The severance payable to Mr. Ryan and Dr. Mojdeh upon a resignation for “good reason” is identical to the severance each would receive in the event of a without “cause” termination.

Iampietro Employment Agreement

On November 6, 2014, we entered into an employment agreement with Mr. Iampietro. The agreement extends Mr. Iampietro’s employment with us as our Vice President, Corporate Quality and Regulatory Affairs and Chief Compliance Officer through December 31, 2018 and is subject to annual renewals thereafter. The agreement sets forth Mr. Iampietro’s annual base salary of $242,000 (which was subsequently increased effective January 1, 2015) and an annual target cash bonus opportunity of 35% of his base salary. Further terms of Mr. Iampietro’s employment agreement are set forth below under — “Potential Payments upon Termination or Change in Control.”

Hastings Employment Agreement

On January 9, 2015, we entered into an employment agreement with Mr. Hastings in connection with his hiring as Senior Vice President and Chief Financial Officer, effective as of February 23, 2015. Under the terms of the agreement, Mr. Hastings receives an annualized base salary of $380,000, subject to annual review by the compensation committee and is eligible to participate in our incentive bonus plan in amounts and percentages as determined by the compensation committee, with a target cash bonus of 50% of his annual base salary. In addition, the agreement provides that a Company-owned automobile will be made available for Mr. Hastings’ use during his employment. Mr. Hastings also is eligible to participate in our benefits programs (including equity incentive plans) as they may change from time to time. The term of the agreement extends until December 31, 2018 and is subject to annual renewals thereafter. In connection with his hiring, Mr. Hastings also received a grant of 300,000 restricted shares of the common stock under the Amended and Restated 2009 Stock Incentive Plan as set forth above under — “Elements of Compensation – Fiscal Year 2015 Equity Awards”. Further terms of Mr. Hasting’s employment agreement are set forth below under — “Potential Payments upon Termination or Change in Control.”

Pyers Employment Agreement

On September 10, 2015, we entered into an employment agreement with Mr. Pyers. The agreement extends Mr. Pyers’ employment with us as our Senior Vice President, Chief Accounting Officer and Controller through December 31, 2018 and is subject to annual renewals thereafter. The agreement sets forth Mr. Pyers’ annual base salary of $300,000 and an annual target cash bonus opportunity of 40% of his base salary. Further terms of Mr. Pyers’ employment agreement are set forth below under — “Potential Payments upon Termination or Change in Control.”

Compensation-Related Policies

The full text of the following two compensation-related policies can be found under the heading “Governance” in the “Investor” portion of our website (www.unilife.com).

Stock Ownership Guidelines

Our stock ownership guidelines prohibit sales of our stock by our executive officers if those sales would cause the cash value of the officer’s stock holdings based on the then current stock price to fall below the relevant threshold as follows: (i) five times base salary for our chief executive officer, (ii) three times base salary for our chief operating officer, and (iii) two times base salary for all other executive officers. For purposes of these guidelines, an officer’s holdings include vested shares held directly by the officer or his immediate family members, the intrinsic value of vested stock options and vested but unsettled restricted stock units. These guidelines do not restrict the sale or withholding of shares in connection with the cashless exercise of options or the satisfaction of tax obligations arising in connection with the vesting or settlement of equity awards. Our board may waive these restrictions on a case by case basis, but it is anticipated that waivers will be rare. Since the adoption of this program, all executive officers have complied with these stock ownership guidelines.

These guidelines, together with our continued use of equity-based compensation, are intended to emphasize the alignment of interests between management and our stockholders in a demonstrable and firm manner, with the objective of encouraging high performance and discouraging inappropriate risk taking.

Claw-back Policy

Our claw-back policy provides that, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, we will recalculate all incentive compensation paid or credited to a person covered by the policy for the restated period. In addition, if any person covered by the policy engages in intentional misconduct that contributes to an erroneous measure of our financial results, then all incentive compensation paid or credited to him or her for the affected period will be recalculated (whether or not a restatement is then required). To the extent the recalculated compensation of the amount that should have been paid is less than the amount previously paid or credited based on the erroneous results, the excess amount that was paid must be returned to us (if previously paid) or will be forfeited (if previously credited, but not yet paid).

Tax Matters

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that publicly held corporations may deduct for U.S. federal tax purposes in any one year with respect to certain named executive officers.

To the extent that Section 162(m) applies to our compensation program for our named executive officers, our compensation committee follows a general practice of considering the adverse effect of Section 162(m) on the deductibility of compensation when designing annual and long-term compensation programs and approving payouts under these programs. While the tax treatment of compensation is important, the primary factor influencing program design is the support of business objectives. Consequently, our compensation committee reserves the right to design and administer compensation programs in a manner that does not satisfy the requirements of Section 162(m) and to approve the payment of nondeductible compensation, if the compensation committee believes doing so is in our best interest.

Accounting Matters

We record compensation expenses from our stock-based incentive compensation awards in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, Compensation — Stock Compensation. We estimate the grant-date fair value of stock options using the Black-Scholes option-pricing model, with the exception of market-based grants, which are valued based on a Monte Carlo pricing model. The fair value of restricted stock is measured on the date of grant using the closing price of our common stock on that date.

* * * * *

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Unilife Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis appearing above with management. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE

John Lund (Chairman)

William Galle

Harry A. Hamill

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2015, 2014 and 2013 by our named executive officers.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Alan D. Shortall	2015	420,000	420,000	7,540,000	—	65,312	(4)	8,445,312
Chairman of the Board & Chief Executive Officer	2014	420,000	210,000	—	—	72,980		702,980
	2013	420,000	210,000	—	—	60,210		690,210

Ramin Mojdeh, Ph.D.	2015	406,846	336,000	—	—	134,902	(5)	877,748
President & Chief Operating Officer	2014	363,000	363,000	421,500	—	7,120		1,154,620
	2013	346,500	165,000	638,550	—	246,388		1,396,438

David Hastings(6)	2015	124,231	—	1,224,000	—	8,388	(7)	1,356,619
Senior Vice President & Chief Financial Officer

John C. Ryan(8)	2015	355,000	134,000	864,500	—	21,139	(9)	1,374,639
Senior Vice President & General Counsel	2014	52,315	—	525,000	373,649	—		950,964

Dennis P. Pyers(10)	2015	271,000	96,800	679,000	—	7,971	(11)	1,054,771
Senior Vice President, Controller, Treasurer and Chief Accounting Officer	2014	231,000	77,000	265,081	—	6,658		579,739

Mark V. Iampietro	2015	247,000	84,700	379,000	—	6,515	(11)	717,215
Vice President of Quality and Regulatory Affairs	2014	231,000	77,000	54,093	—	6,405		368,498
	2013	214,500	52,250	784,500	—	8,475		1,059,725

(1)	Reflects bonus payments earned in the calendar year ending during that fiscal year.
(2)	Reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. See Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015.
(3)	Reflects the aggregate grant date fair value of stock options granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015.
(4)	Includes $43,041 related to the purchase and maintenance of an automobile. Also includes $17,621 related to travel expenses of family members accompanying Mr. Shortall on business trips and $4,650 of other expenses.
(5)	Includes $104,340 related to Company paid housing costs, $2,873 related to personal use of a company automobile, $21,036 related to Company paid legal fees and $6,653 related to matching contributions to our 401(k) Savings Plan.
(6)	Mr. Hastings has served as our senior vice president and chief financial officer since February 23, 2015. The amounts disclosed in the table above reflect amounts earned from his start date with us of February 23, 2015 to June 30, 2015.
(7)	Includes $5,100 related to purchase and maintenance of an automobile and $3,288 related to matching contributions to our 401(k) Savings Plan.
(8)	Mr. Ryan has served as our senior vice president, general counsel and secretary since May 8, 2014. The amounts disclosed in the table above reflect amounts earned from his start date with us of May 8, 2014 to June 30, 2015.

(9)	Includes $10,443 related to personal use of a company automobile and $10,696 related to matching contributions to our 401(k) Savings Plan.
(10)	Mr. Pyers has served as our vice president and controller since July 27, 2010 and as interim chief financial officer since March 12, 2014. The amounts disclosed in the table reflect amounts earned from July 1, 2013 to June 30, 2015.
(11)	Reflects matching contributions to our 401(K) Savings Plan.

Grants of Plan-Based Awards in Fiscal 2015

The following table provides information regarding all plan-based awards made to our named executive officers during fiscal 2015:

Name	Award Type(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Alan D. Shortall	RS	11/14/14	11/13/14	—	—	4,000,000	—	—	7,540,000
Ramin Mojdeh, Ph.D.	—	—	—	—	—	—	—	—	—
David Hastings	RS	2/23/15	1/9/15	—	—	300,000	—	—	1,224,000
John C. Ryan	RS	12/2/14	12/2/14	—	—	225,000	—	—	675,000
	RS	3/3/15	3/3/15	—	—	50,000	—	—	189,500
Dennis P. Pyers.	RS	12/2/14	12/2/14	—	—	100,000	—	—	300,000
	RS	3/3/15	3/3/15	—	—	100,000	—	—	379,000
Mark V. Iampietro	RS	3/3/15	3/3/15	—	—	100,000	—	—	379,000

RS = restricted stock award

SO = stock option award

The vesting terms for the restricted stock and option awards noted above are described in the notes to the outstanding equity awards table.

Outstanding Equity Awards Table

The following table provides information regarding all outstanding equity awards for our named executive officers as of June 30, 2015:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alan D. Shortall	750,000	(2)	—	—		3.24	1/3/22	4,000,000	(3)	8,600,000	—	—
Ramin Mojdeh, Ph.D.	—		—	300,000	(4)	4.85	2/7/21	—		—	—	—
	—		—	—		—	—	55,000	(5)	118,250	—	—
	—		—	—		—	—	112,500	(6)	241,875	—	—
David Hastings	—		—	—		—	—	300,000	(7)	645,000	—	—
John C. Ryan	50,000	(8)	150,000	—		3.00	5/9/24	—		—	—	—
	—		—	—		—	—	131,250	(9)	282,188	—	—
	—		—	—		—	—	225,000	(10)	483,750	—	—
	—		—	—		—	—	50,000	(11)	107,500	—	—
Dennis P. Pyers.	80,000	(12)	—	—		6.19	7/27/15	—		—	—	—
	11,859	(13)	—	—		5.46	1/3/21	—		—	—	—
	—		—	—		—	—	63,158	(14)	135,790	—	—
	—		—	—		—	—	70,751	(15)	152,115	—	—
	—		—	—		—	—	100,000	(16)	215,000	—	—
	—		—	—		—	—	100,000	(17)	215,000	—	—
Mark V. Iampietro	11,859	(18)	—	—		5.46	1/3/21	—		—	—	—
	—		—	—		—	—	33,333	(19)	71,666	—	—
	—		—	—		—	—	14,438	(20)	31,042	—	—
	—		—	—		—	—	100,000	(21)	215,000	—	—
	—		—	—		—	—	—		—	—	—

*	Includes only those columns which are applicable.
(1)	The market value of all stock awards is based upon the closing price of our common stock of $2.15 at June 30, 2015, the last trading day of fiscal 2015.
(2)	These options were granted on January 3, 2012. One third of the options vested on each of the first, second and third anniversaries of the date of grant.
(3)	A total of 4,000,000 shares of restricted stock were granted on November 14, 2014. These unvested shares of restricted stock will vest as follows: 1,000,000 restricted shares will vest upon our share price reaching $6.00 or more for a minimum of 20 out of any 30 consecutive trading days, 1,000,000 restricted shares will vest upon our share price reaching $8.00 or more for a minimum of 20 out of any 30 consecutive trading days, 1,000,000 restricted shares will vest upon our share price reaching $10.00 or more for a minimum of 20 out of any 30 consecutive trading days and 1,000,000 restricted shares will vest upon our share price reaching $12.00 or more for a minimum of 20 out of any 30 consecutive trading days. The shares of restricted stock will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability, or termination of employment by us without cause.
(4)	These options were granted on February 7, 2011. As of June 30, 2015, 225,000 of the options have vested and 75,000 of the options remain unvested. The unvested options will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: (i) 37,500 will vest upon meeting certain milestones relating to the installation, validation and production of the second Unifill high volume automated assembly line; (ii) 37,500 will vest upon meeting specified revenue and gross margin targets. The options will also vest upon a change in control, upon Dr. Mojdeh’s death or termination of employment due to total disability.
(5)	A total of 165,000 shares of restricted stock were granted on May 28, 2013, of which 110,000 shares of restricted stock have vested. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 55,000 shares of restricted stock will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(6)

A total of 150,000 shares of restricted stock were granted on May 15, 2014, of which 37,500 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 37,500 restricted shares will vest on the second anniversary of the date of grant; 75,000 shares of restricted stock will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Dr. Mojdeh’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(7)	A total of 300,000 shares of restricted stock were granted on February 23, 2015. The restricted shares will vest as follows provided that Mr. Hastings remains employed with us through the relevant vesting dates: 75,000 restricted shares will vest on or before December 5, 2015; 75,000 restricted shares will vest on or before December 5, 2016; and 150,000 restricted shares will vest on or before December 5, 2017. The restricted shares will also vest upon a change in control, upon Mr. Hastings’ death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(8)	These options were granted on May 9, 2014, of which 50,000 options have vested. The unvested options will vest as follows provided that Mr. Ryan remains employed with us through the relevant vesting dates: 50,000 options will vest on the second anniversary of the date of grant and 100,000 options will vest on the third anniversary of the date of grant. The options will also vest upon a change in control, upon Mr. Ryan’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(9)	A total of 175,000 shares of restricted stock were granted on May 9, 2014, of which 43,750 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Mr. Ryan remains employed with us through the relevant vesting dates: 43,750 shares of restricted stock will vest on the second anniversary of the date of grant; 87,500 shares of restricted stock will vest on the third of anniversary of the date of grant. The options will also vest upon a change in control, upon Mr. Ryan’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(10)	A total of 225,000 shares of restricted stock were granted on December 2, 2014. The restricted shares will vest as follows provided that Mr. Ryan remains employed with us through the relevant vesting dates: 56,250 restricted shares will vest on September 15, 2015; 56,250 restricted shares will vest on September 15, 2016; and 112,500 restricted shares will vest on September 15, 2017. The restricted shares will also vest upon a change in control, upon Mr. Ryan’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(11)	A total of 50,000 shares of restricted stock were granted on March 3, 2015. The restricted shares will vest as follows provided that Mr. Ryan remains employed with us through the relevant vesting dates: 12,500 restricted shares will vest on or before March 5, 2016; 12,500 restricted shares will vest on or before March 5, 2017; 25,000 restricted shares will vest on or before March 5, 2018. The restricted shares will also vest upon a change in control, upon Mr. Ryan’s death or termination of employment due to total disability, or upon a termination by us without cause or a termination by him for good reason.
(12)	These options were granted on July 27, 2010. One fourth of the options vested on each of the first and second anniversaries of the date of grant. One half of the options vested on the third anniversary of the date of grant.
(13)	These options were granted on January 3, 2011. One third of the options vested on each of the first, second and third anniversaries of the date of grant.
(14)	A total of 189,475 shares of restricted stock were granted on May 28, 2013, of which 126,317 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Mr. Pyers remains employed with us through the relevant vesting date: 63,158 shares of restricted stock will vest on the third anniversary of the date of grant. The shares of restricted stock will also vest upon a change in control, upon Mr. Pyers’ death or termination of employment due to total disability, or upon a termination by us without cause.
(15)	A total of 94,335 shares of restricted stock were granted on May 15, 2014, of which 23,584 shares of restricted stock have vested. The unvested shares of restricted stock will vest as follows provided that Mr. Pyers remains employed with us through the relevant vesting date: 23,584 shares of restricted stock will vest on the second anniversary of the date of grant and 47,167 shares of restricted stock will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Mr. Pyers’ death or termination of employment due to total disability, or upon a termination by us without cause.
(16)	A total of 100,000 shares of restricted stock were granted on December 2, 2014. The restricted shares will vest as follows provided that Mr. Pyers remains employed with us through the relevant vesting dates: 25,000 restricted shares will vest on September 15, 2015; 25,000 restricted shares will vest on September 15, 2016; 50,000 restricted shares will vest on September 15, 2017. The restricted shares will also vest upon a change in control, upon Mr. Pyers’ death or termination of employment due to total disability, or upon a termination by us without cause.
(17)	A total of 100,000 shares of restricted stock were granted on March 3, 2015. The restricted shares will vest as follows provided that Mr. Pyers remains employed with us through the relevant vesting dates: 25,000 restricted shares will vest on March 5, 2016; 25,000 restricted shares will vest on March 5, 2017; 50,000 restricted shares will vest on March 5, 2018. The restricted shares will also vest upon a change in control, upon Mr. Pyers’ death or termination of employment due to total disability, or upon a termination by us without cause.
(18)	These options were granted on January 3, 2011. One third of the options vested on each of the first, second and third anniversaries of the date of grant.
(19)	A total of 100,000 shares of restricted stock were granted on May 28, 2013 of which 66,667 shares of restricted stock have vested. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 33,333 restricted shares will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Mr. Iampietro’s death or termination of employment due to total disability, or upon a termination by us without cause.
(20)	A total of 19,250 shares of restricted stock were granted on May 15, 2014, of which 4,812 shares of restricted stock have vested. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 4,813 restricted shares will vest on the second anniversary of the date of grant; 9,625 restricted shares will vest on the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Mr. Iampietro’s death or termination of employment due to total disability, or upon a termination by us without cause.
(21)	A total of 100,000 shares of restricted stock were granted on March 3, 2015. The restricted shares will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting dates: 25,000 restricted shares will vest on March 5, 2016; 25,000 restricted shares will vest on March 5, 2017; 50,000 restricted shares will vest on March 5, 2018. The restricted shares will also vest upon a change in control, upon Mr. Iampietro’s death or termination of employment due to total disability, or upon a termination by us without cause.

Option Exercises and Stock Vested in Fiscal 2015

The following table contains information relating to the exercise of stock options and vesting of restricted stock during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Alan D. Shortall	—	—	—	—
Ramin Mojdeh, Ph.D.	—	—	106,250	285,788
David Hastings	—	—	—	—
John C. Ryan	—	—	43,750	143,500
Dennis P. Pyers	—	—	92,138	238,861
Mark V. Iampietro	—	—	68,891	166,151

(1)	The value realized upon vesting of stock awards was calculated by multiplying the closing price of our common stock on the vesting date by the number of shares that became vested on that date.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with certain of our named executive officers which provide for certain payments and benefits upon the named executive officer’s termination of employment with us under certain circumstances. In addition, stock-based awards granted to our named executive officers contain provisions for the acceleration of vesting under certain circumstances.

The table below reflects the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination; a termination for cause; an involuntary termination other than for cause or resignation for good reason, both before and after a change in control; the occurrence of a change in control; or a termination due to death, disability or retirement.

The amounts shown in the table below assume that each termination of employment or change in control, as applicable, was effective as of June 30, 2015, and the fair market value of a share of our common stock as of June 30, 2015 was $2.15, which was the closing price of our shares on that date. The amounts shown in the table are estimates of the amounts that would be payable upon termination of employment or change in control as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change in control, as applicable.

The value of the accelerated vesting of options was calculated by multiplying the number of unvested shares subject to each option by the excess, if any, between $2.15, the closing price of a share of our common stock on June 30, 2015, over the per share exercise price of the option. The value of the accelerated vesting of restricted stock was calculated by multiplying the aggregate number of unvested shares of restricted stock by $2.15, the closing price of a share of our common stock on June 30, 2015. More details concerning these values are set forth in the footnotes below.

Name	Benefit	Voluntary Resignation or Termination for Cause		Termination Without Cause in the Absence of a Change in Control(1)		Change in Control(2)		Termination Without Cause Upon or Within 12 Months Following a Change in Control(3)		Death or Disability(2)
Alan D. Shortall	Cash severance	$—		$840,000	(4)	$—		$840,000	(4)	$—
	Options	—		—	(5)	—	(5)	—	(5)	—	(5)
	Restricted stock	—		8,600,000	(6)	8,600,000	(6)	8,600,000	(6)	8,600,000	(6)
	Health benefits	—		26,016	(7)	—		26,016	(7)	—
	Relocation	100,000	(8)	100,000	(8)	—		100,000	(8)	100,000	(8)

	Total Value	$100,000		$9,566,016		$8,600,000		$9,566,016		$8,700,000

Ramin Mojdeh, Ph.D.	Cash severance	$—		$756,000	(9)	$—		$966,000	(10)	$—
	Options	—		—	(11)	—	(11)	—	(11)	—	(11)
	Restricted stock	—		360,125	(12)	360,125	(12)	360,125	(12)	360,125	(12)
	Health benefits	—		26,016	(13)	—		39,024	(14)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$1,142,141		$360,125		$1,365,149		$360,125

David Hastings	Cash severance	$—		$570,000	(15)	$—		$760,000	(16)	$—
	Options	—		—		—		—		—
	Restricted stock	—		645,000	(17)	645,000	(17)	645,000	(17)	645,000	(17)
	Health benefits	—		26,016	(18)	—		39,024	(19)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$1,241,016		$645,000		$1,444,024		$645,000

John C. Ryan	Cash severance	$—		$525,000	(20)	$—		$712,500	(21)	$—
	Options	—		—	(22)	—	(22)	—	(22)	—	(22)
	Restricted stock	—		873,438	(23)	873,438	(23)	873,438	(23)	873,438	(23)
	Health benefits	—		26,016	(24)	—		39,024	(25)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$1,424,454		$873,438		$1,624,962		$873,438

Dennis P. Pyers*.	Cash severance	$—		$—		$—		$—		$—
	Options	—		—	(26)	—	(26)	—	(26)	—	(26)
	Restricted stock	—		—		717,904	(27)	717,904	(27)	717,904	(27)
	Health benefits	—		—		—		—		—
	Relocation	—		—		—		—		—

	Total Value	$—		$—		$717,904		$717,904		$717,904

Mark V. Iampietro	Cash severance	$—		$340,200	(28)	$—		$466,200	(29)	$—
	Options	—		—		—	(30)	—	(30)	—	(30)
	Restricted stock	—		317,708	(31)	317,708	(31)	317,708	(31)	317,708	(31)
	Health benefits	—		20,328	(32)	—		30,493	(33)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$678,236		$317,708		$814,401		$317,708

(1)	Termination Without Cause includes termination due to our decision not to renew a named executive officer’s employment agreement if the named executive officer was willing and able to continue performing services under the terms of the employment agreement.
(2)	Upon a change in control or in the case of termination of employment due to death or total disability, all outstanding options vest.

(3)	Termination Without Cause Upon or Within 12 Months Following a Change in Control reflects the aggregate of any payments and benefits to which the executive becomes entitled upon termination of employment coincident with or following such change in control event.
(4)	The cash severance payment to Mr. Shortall is calculated based on an amount equal to 12 months of his total salary compensation for the fiscal year in which employment is terminated ($420,000) plus the amount of bonus earned by Mr. Shortall in the most recently completed bonus year ($420,000).
(5)	All of Mr. Shortall’s outstanding unvested options were underwater as of June 30, 2015. In the event that Mr. Shortall’s employment is terminated by us without cause prior to a change in control, his performance-based stock options are neither accelerated nor forfeited; rather, he retains the opportunity to vest in the options if the performance milestones are satisfied before the expiration date.
(6)	This amount represents the value of the accelerated vesting of 4,000,000 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(7)	This amount represents the cost of 12 months of Mr. Shortall’s COBRA health care continuation coverage.
(8)	Upon the end of Mr. Shortall’s employment with us in the United States we have the obligation to pay for the relocation of Mr. Shortall and his family from the United States to Australia, including moving his personal and household effects. The amount above represents the estimated expenses associated with such relocation as of June 30, 2015.
(9)	This amount represents an amount equal to 12 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated ($420,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($336,000).
(10)	This amount represents an amount equal to 18 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated ($630,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($336,000).
(11)	All of Dr. Mojdeh’s outstanding unvested options were underwater as of June 30, 2015.
(12)	This amount represents the value of the accelerated vesting of 167,500 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(13)	This amount represents the cost of 12 months of Dr. Mojdeh’s COBRA health care continuation coverage.
(14)	This amount represents the cost of 18 months of Dr. Mojdeh’s COBRA health care continuation coverage.
(15)	This amount represents an amount equal to 12 months of Mr. Hastings’ total salary compensation for the fiscal year in which employment is terminated ($380,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($190,000).
(16)	This amount represents an amount equal to 18 months of Mr. Hastings’ total salary compensation for the fiscal year in which employment is terminated ($570,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($190,000).
(17)	This amount represents the value of the accelerated vesting of 300,000 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(18)	This amount represents the cost of 12 months of Mr. Hastings’ COBRA health care continuation coverage.
(19)	This amount represents the cost of 18 months of Mr. Hastings’ COBRA health care continuation coverage.
(20)	This amount represents an amount equal to 12 months of Mr. Ryan’s total salary compensation for the fiscal year in which employment is terminated ($375,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($150,000).
(21)	This amount represents an amount equal to 18 months of Mr. Ryan’s total salary compensation for the fiscal year in which employment is terminated ($562,500) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($150,000).
(22)	All of Mr. Ryan’s outstanding unvested options were underwater as of June 30, 2015.
(23)	This amount represents the value of the accelerated vesting of 406,250 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(24)	This amount represents the cost of 12 months of Mr. Ryan’s COBRA health care continuation coverage.
(25)	This amount represents the cost of 18 months of Mr. Ryan’s COBRA health care continuation coverage.
(26)	All of Mr. Pyers’ outstanding unvested options were underwater as of June 30, 2015.
(27)	This amount represents the value of the accelerated vesting of 333,909 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(28)	This amount represents an amount equal to 12 months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated ($252,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($88,200).
(29)	This amount represents an amount equal to 18 months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated ($378,000) plus the greater of the bonus earned and paid in the last completed year or the target bonus for the year in which employment is terminated ($88,200).
(30)	All of Mr. Iampietro’s outstanding unvested options were underwater as of June 30, 2015.
(31)	This amount represents the value of the accelerated vesting of 147,771 shares of restricted stock based on a value per share of $2.15, the closing price of our shares on June 30, 2015.
(32)	This amount represents the cost of 12 months of Mr. Iampietro’s COBRA health care continuation coverage.
(33)	This amount represents the cost of 18 months of Mr. Iampietro’s COBRA health care continuation coverage.
*	In accordance with SEC rules, the table above shows Mr. Pyers’ applicable severance entitlements as of the last day of fiscal 2015 (June 30, 2015). However, Mr. Pyers has since entered into an employment agreement which provides for certain severance benefits as narratively described below.

Employment Agreement with Mr. Shortall

We entered into an employment agreement with Mr. Shortall in September 2011, as amended. The employment agreement provides that if Mr. Shortall’s employment is terminated by us without cause or in connection with a change in control, he will be entitled to: (i) a lump-sum payment equal to 12 months of Mr. Shortall’s base salary, (ii) continuation of group health benefits for a period of 12 months, and (iii) payment of a lump-sum amount equal to the annual bonus paid to Mr. Shortall for the bonus year immediately preceding the year of termination, payable in equal installments over a 12 month period. Additionally, upon the end of Mr. Shortall’s employment with us in the United States we have the obligation to pay for the relocation of Mr. Shortall and his family from the United States to Australia, including moving his personal and household effects.

Employment Agreement with Dr. Mojdeh

We entered into an employment agreement with Dr. Mojdeh in July 2012, as amended. The employment agreement provides that if Dr. Mojdeh’s employment is terminated by us without cause, he will be entitled to: (i) continuation of base salary and group health benefits for a period of 12 months, (ii) payment of an amount equal to the greater of the annual bonus paid to Dr. Mojdeh for the bonus year immediately preceding the year of termination or his target annual bonus for the year of termination, payable in equal installments over a 12 month period, and (iii) accelerated vesting of all outstanding equity awards. If Dr. Mojdeh’s employment is terminated by us without cause or by Dr. Mojdeh for good reason within 12 months following a change in control, Mr. Mojdeh will be entitled to: (i) continuation of base salary and group health benefits for 18 months, (ii) payment of a lump-sum amount equal to the greater of the annual bonus paid to Dr. Mojdeh for the fiscal year immediately preceding the year of termination or his target annual bonus for the year of termination. In addition, upon a change in control, the vesting of all outstanding equity awards then held by Dr. Mojdeh will then accelerate. In each case, these severance benefits are conditioned upon Dr. Mojdeh’s execution of a release of claims. The employment agreement also contains customary restrictive covenants.

Employment Agreement with Mr. Ryan

We entered into an employment agreement with Mr. Ryan in September 2014. The employment agreement provides that if Mr. Ryan’s employment is terminated by us without cause or by Mr. Ryan for good reason, he will be entitled to: (i) continuation of base salary and group health benefits for a period of 12 months, (ii) payment of an amount equal to the greater of the annual bonus paid to Mr. Ryan for the bonus year immediately preceding the year of termination or his target annual bonus for the year of termination, payable in equal installments over a 12 month period, and (iii) accelerated vesting of all outstanding equity awards. If Mr. Ryan’s employment is terminated by us without cause or by Mr. Ryan for good reason within 12 months following a change in control, Mr. Ryan will be entitled to: (i) continuation of base salary and group health benefits for 18 months, (ii) payment of a lump-sum amount equal to the greater of the annual bonus paid to Mr. Ryan for the fiscal year immediately preceding the year of termination or his target annual bonus for the year of termination. In addition, upon a change in control, the vesting of all outstanding equity awards then held by Mr. Ryan will then accelerate. In each case, these severance benefits are conditioned upon Mr. Ryan’s execution of a release of claims. The employment agreement also contains customary restrictive covenants.

Employment Agreement with Mr. Iampietro

On November 6, 2014, we entered into an employment agreement with Mr. Iampietro. The Agreement provides that, if Mr. Iampietro’s employment is terminated by us without “cause”, he will be entitled to: (i) continuation of base salary and group health benefits for a period of 12 months, (ii) payment of an amount, payable in equal installments over a 12 month period, equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination, and (iii) accelerated vesting of all outstanding equity awards. If Mr. Iampietro’s employment is terminated by us without cause upon or within 12 months following a “change in control” (as defined in the agreement), in lieu of the severance benefits described above, Mr. Iampietro will be entitled to: (i) continuation of base salary and group health benefits for 18 months and (ii) payment of a lump-sum amount equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination. In addition, upon the occurrence of a change in control, all outstanding equity awards held by Mr. Iampietro will then become fully vested. All severance benefits payable under the Agreement will be conditioned on Mr. Iampietro’s execution of a release of claims against us. The Agreement also contains customary indemnification provisions and restrictive covenants.

Employment Agreement with Mr. Hastings

On January 9, 2015, we entered into an employment agreement with David Hastings, effective as of February 23, 2015. The agreement provides that if (i) Mr. Hastings’ employment is terminated by us without “cause” (as defined in the agreement), or (ii) if Mr. Hastings’ employment is terminated by Mr. Hastings for “good reason” (as defined in the agreement and including Mr. Hastings’ ability to resign for “good reason” in the event that Mr. Shortall is terminated from both his position as Chief Executive Officer of the Company and as Chairman of the Board), then he will be entitled to: (a) continuation of base salary and group health benefits for a period of 12 months, (b) payment of an amount, payable in equal installments over a 12 month period, equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination, and (c) accelerated vesting of all outstanding equity awards. If Mr. Hastings’ employment is (i) terminated by us without cause or (ii) terminated by Mr. Hastings for good reason, in either case upon or within 12 months following a “change in control” (as defined in the agreement), in lieu of the severance benefits described above, Mr. Hastings will be entitled to: (a) continuation of base salary and group health benefits for 18 months and (b) payment of a lump-sum amount equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination. In addition, upon the occurrence of a change in control, all outstanding equity awards held by Mr. Hastings will then become fully vested. All severance benefits payable under the agreement will be conditioned on Mr. Hastings’ execution of a release of claims against us. The agreement also contains customary indemnification provisions and restrictive covenants.

Employment Agreement with Mr. Pyers

On September 10, 2015, we entered into an employment agreement with Mr. Pyers. The Agreement provides that, if Mr. Pyers’ employment is terminated by us without “cause”, he will be entitled to: (i) continuation of base salary and group health benefits for a period of 12 months, (ii) payment of an amount, payable in equal installments over a 12 month period, equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination, and (iii) accelerated vesting of all outstanding equity awards. If Mr. Pyers’ employment is terminated by us without cause upon or within 12 months following a “change in control” (as defined in the agreement), in lieu of the severance benefits described above, Mr. Pyers will be entitled to: (i) continuation of base salary and group health benefits for 18 months and (ii) payment of a lump-sum amount equal to the greater of the annual bonus paid to him for the preceding year or his target bonus for the year of termination. In addition, upon the occurrence of a change in control, all outstanding equity awards held by Mr. Pyers will then become fully vested. All severance benefits payable under the Agreement will be conditioned on Mr. Pyers’ execution of a release of claims against us. The Agreement also contains customary indemnification provisions and restrictive covenants.

PROPOSAL NO. 3 — ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the Summary Compensation Table under “Executive Compensation.” Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. The vote solicited by this proposal is advisory and its outcome will not be binding on the board or require the board or the compensation committee to take any action. However, the compensation committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

We believe that we have in place comprehensive executive compensation programs. Our compensation committee monitors our executive compensation programs and, when practical and appropriate for our business, adopts changes to reflect the marketplace in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests between our executive management team and our stockholders.

We believe that stockholders should support this proposal for the following reasons:

•	Our compensation committee is composed of seasoned, independent business executives and is advised by Radford, an independent and nationally recognized authority on executive compensation;

•

Our executive compensation programs are carefully balanced between short- and long-term elements, with relatively greater emphasis placed on equity-based components (as is appropriate and beneficial for a company at our stage of development);

•	We have robust stock ownership guidelines applicable to all of our named executive officers, to further emphasize the alignment of interests between management and stockholders;

•	We have a clawback policy to emphasize the importance of compliance with financial reporting requirements and to strongly discourage executive misconduct;

•	In September 2014, our chief executive officer relinquished his contractual right to a gross-up for 280G excise taxes;

•	We do not provide material perquisites to our executives and our executive severance benefits are not excessive;

•

The restricted stock award to Mr. Shortall that stockholders approved in November 2014, or the CEO Award, vests only upon the achievement of robust share price growth during Mr. Shortall’s employment and prior to a change in control, which serves to require Mr. Shortall to deliver a material increase in stockholder value during his employment and prior to a change in control before realizing any of the award’s value. The CEO Award also contains provisions that would cause Mr. Shortall to forfeit any shares vested under the award in the event he were to voluntarily resign from the Company during the next three years, which serves to retain our most valued executive. By encouraging robust share price growth and Mr. Shortall’s retention, this restricted stock award aligns Mr. Shortall’s interests with those of our stockholders;

•

The CEO Award is large relative to typical annual awards made by similarly situated companies to their chief executive officers. However, our chief executive officer does not receive annual awards. When amortized over the expected interval until his next award, the size of the award is reasonable and appropriate;

•

In November 2014 our stockholders approved an amendment to our Stock Plan to designate a fixed number of shares (rather than a number of shares determined with respect to our number of shares outstanding from to time). This approach is more transparent and provides our stockholders with more direct control over the dilution created by compensatory equity awards; and

•	Our executive compensation programs have been effective at attracting and retaining top-tier executive talent.

The board is asking stockholders to approve a non-binding advisory vote on the following resolution:

“Resolved that the compensation paid to our named executive officers, as disclosed pursuant to the disclosure rules of the U.S. Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussions, is approved on a non-binding advisory basis.”

Voting exclusion statement

We will disregard any votes cast on Proposal No. 3 by Mr. Shortall or any of his associates.

Board Recommendation

Our board, with the exclusion of Mr. Shortall due to his personal interest in this proposal, believes that the Company’s executive compensation is reasonable and appropriate due to the vesting periods, stock ownership guidelines, clawback policy, and other provisions in alignment with the Company’s short- and long-term objectives.

OUR BOARD (EXCLUDING MR. SHORTALL, DUE TO HIS PERSONAL INTEREST IN THIS PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4 — RATIFICATION OF ISSUANCE AND SALE OF COMMON STOCK

UNDER PURCHASE AGREEMENT WITH LINCOLN PARK CAPITAL FUND

Background

Our board believes it is in the best interest of us and our stockholders to approve the issuance of the full number of shares of common stock available under the Purchase Agreement that we entered into on July 29, 2015 with Lincoln Park Capital Fund, LLC, or LPC. Under the Purchase Agreement, we have the right to sell to LPC up to $45,000,000 in shares of common stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

Concurrent with the execution of the Purchase Agreement, LPC initially purchased $5,000,000 in shares of common stock at a purchase price of $1.79 per share. Following the initial purchase, on any business day and as often as every other business day over the 24-month term of the Purchase Agreement, and up to an aggregate amount of an additional $40,000,000 (subject to certain limitations) of shares of common stock, we have the right, from time to time, at its sole discretion and subject to certain conditions to direct LPC to purchase up to 200,000 shares of common stock (not to exceed $2,000,000 in total purchase proceeds per purchase date). The purchase price of shares of common stock pursuant to the Purchase Agreement will be based on the prevailing market price at the time of sale as set forth in the Purchase Agreement. In addition, we may direct LPC to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the common stock is not below the “threshold price” as set forth in the Purchase Agreement. We have agreed with LPC that we will not enter into any “variable rate” transactions with any third party from the date of the Purchase Agreement until the expiration of the 24-month period following the date of the Purchase Agreement, subject to certain exceptions.

We will control the timing and amount of any sales of common stock to LPC. Actual sales of shares of common stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of the common stock and determinations by us as to other available and appropriate sources of funding for us. We intend to use the net proceeds from that offering for investments in our plant, equipment, systems and personnel to further develop our manufacturing and operational capabilities to satisfy current and future customer orders and general corporate purposes, including working capital, acquisitions and other business opportunities.

All shares of common stock will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-197122), previously filed with the SEC on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014. As consideration for entering into the Purchase Agreement, we issued LPC 451,354 shares of common stock. We did not receive any cash proceeds from the issuance of these shares.

Stockholder Approval Requirement for the Proposal

Our common stock is listed on the NASDAQ Global Market, and we are subject to the NASDAQ listing standards set forth in its Marketplace Rules. NASDAQ Marketplace Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering: (a) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (b) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Because the total number of shares issued by us to date in connection with the Purchase Agreement did not exceed 20%, we were not required to seek stockholder approval for those sales. However, future use of the Purchase Agreement may result in the issuance by us of more than 20% of our outstanding common stock, which requires stockholder approval under NASDAQ rules. Accordingly, we are seeking approval from our stockholders of the proposed issuances of shares under the Purchase Agreement in excess of 19.9% of our outstanding common stock.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve Proposal No. 4, then we will need to find alternative sources of capital to fund its operations. Such capital may or may not be available to us on terms favorable to us or at all.

Effect of Stockholder Approval

If the stockholders approve Proposal No. 4, we expect to sell shares to LPC as and when needed, unless more attractive sources of capital are identified and secured. Based on the current market price of $0.98 as of the record date, the additional issuance will result in dilution to our stockholders.

Voting Exclusion Statement

To the extent LPC holds any of our common stock or CDIs as of the record date, we will disregard any votes cast on Proposal No. 4 by LPC, given LPC’s interest in the Purchase Agreement.

Board Recommendation

Our board believes that the Purchase Agreement is in the best interests of us and our stockholders because the Purchase Agreement provides us with flexibility to access capital as and when needed to fund our operations and develop our business.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 4.

PROPOSAL NO. 5 — RATIFICATION OF ISSUANCE AND SALE OF COMMON STOCK UNDER A CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT WITH CANTOR FITZGERALD & CO.

Background

On July 29, 2015, we entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, pursuant to which we may issue and sell shares of our common stock, par value $0.01 per share, or the Shares, having an aggregate offering price of up to $25.0 million from time to time through Cantor as our sales agent, subject to the limitations set out in the Sales Agreement.

Under the Sales Agreement, Cantor may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on The NASDAQ Global Market, on any other existing trading market for the Shares or to or through a market maker. We are not permitted, however, to sell the Shares under the Sales Agreement directly to a limited number of purchasers or to a single purchaser in “block trades” in excess of 19.9% of our outstanding common stock without seeking approval from our stockholders under NASDAQ rules. Cantor has agreed in the Sales Agreement to use its commercially reasonable efforts to sell the Shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose). We are not obligated to make any sales of the Shares under the Sales Agreement.

The offering of the Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement. The Sales Agreement may be terminated by Cantor or us at any time upon ten days’ notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change with respect to us.

We will pay Cantor a commission of up to 3.0% of the gross sales price per Share sold and have agreed to provide Cantor with customary indemnification and contribution rights.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333- 197122), previously filed with the SEC on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014.

Stockholder Approval Requirement for the Proposal

Our common stock is listed on the NASDAQ Global Market, and we are subject to the NASDAQ listing standards set forth in its Marketplace Rules. NASDAQ Marketplace Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in a transaction other than a public offering: (a) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (b) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Because the Shares that we may issue under the Sales Agreement are deemed to be an “at-the-market” public offering, we are not required to seek stockholder approval for those sales. We are not permitted, however, to sell the Shares under the Sales Agreement directly to a limited number of purchasers or to a single purchaser in “block trades” in excess of 19.9% of our outstanding common stock without seeking approval from our stockholders under NASDAQ rules. Accordingly, we are seeking approval from our stockholders of the proposed issuances of Shares under the Sales Agreement directly to a limited number of purchasers or to a single purchaser in “block trades” in excess of 19.9% of our outstanding common stock, to provide us with the ability to sell Shares in such manner in the event we determine such a sale of Shares would be in the best interest of us and our stockholders.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve Proposal No. 5, then we will need to find alternative sources of capital to fund our operations. Such capital may or may not be available to us on terms favorable to us or at all.

Effect of Stockholder Approval

If the stockholders approve Proposal No. 5, we expect to sell shares with Cantor as our sales agent as and when needed, unless more attractive sources of capital are identified and secured. Based on the current market price of $0.98 as of the record date, the additional issuance will result in dilution to our stockholders.

Voting Exclusion Statement

To the extent Cantor holds any of our common stock or CDIs as of the record date, we will disregard any votes cast on Proposal No. 5 by Cantor, given Cantor’s interest in the Sales Agreement.

Board Recommendation

Our board believes that the Sales Agreement is in the best interests of us and our stockholders because the Sales Agreement provides us with flexibility to access capital as and when needed to fund our operations and develop our business.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 5.

PROPOSAL NO. 6 — APPROVAL OF THE GRANT OF SECURITIES TO MR. HARRY A. HAMILL UNDER THE COMPANY’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

Background

Our stockholders previously approved a stock-based component to the compensation of our non-executive directors to ensure that the directors have a commonality of interest with our stockholders toward our long-term success. With the proposed appointment of a new director, Mr. Harry A. Hamill, we are seeking stockholder approval to provide Mr. Hamill with a one-time grant of 35,000 shares of common stock in fiscal year 2016, consistent with the compensation our stockholders approved for our other directors for fiscal year 2016.

In 2013, our board and stockholders approved the grant of 35,000 securities (either in the form of shares of restricted stock or restricted stock units) in each of fiscal year 2014, 2015 and 2016 to each of our non-executive directors (Slavko James Joseph Bosnjak, Jeff Carter, William Galle, John Lund and Mary Katherine Wold) under the Amended and Restated 2009 Stock Incentive Plan, or the Stock Plan, provided that each of the above named directors continues to be a director of the Company at the time of issuance and subject to obtaining stockholder approval at the meeting as required under the ASX Listing Rules. Given that Mr. Bosnjak has retired and will not receive an equity grant this fiscal year, the proposed grant of 35,000 shares of common stock to Mr. Hamill will be neutral to us and our stockholders given that Mr. Hamill will receive the grant that Mr. Bosnjak would have been entitled to receive had he remained a director.

The number of securities approved to be granted to each non-executive director in 2013 was determined by the compensation committee, in consultation with Radford, its independent compensation consultant, which recommended the number of securities based on a review of our comparison group of companies. Our compensation committee recently engaged Radford again to conduct a review of director compensation and Radford determined that our director equity compensation is at the 25th percentile of our peer group. As such, the proposed grant to Mr. Hamill is a reasonable award based on market comparisons. On September 9, 2015, our compensation committee approved the proposed grant of securities to Mr. Hamill. Mr. Hamill will be subject to our stock ownership guidelines requiring share ownership and retention of five times a director’s annual cash compensation, which further aligns our board members with stockholders.

Consequently, under Proposal No. 6, stockholders are being asked to approve a 35,000 stock-based award to Mr. Hamill, a non-executive director, that will be made, assuming Proposal No. 6 is approved by stockholders, on the date Mr. Hamill is elected at the annual meeting of stockholders.

Mr. Hamill’s stock-based award under Proposal No. 6 would be granted under our Amended and Restated 2009 Stock Incentive Plan. Mr. Hamill will be permitted to choose whether to receive his stock-based award in the form of either (i) shares of restricted stock or (ii) restricted stock units that will be settled in shares of our common stock when the director’s service on the board ceases for any reason. The shares of restricted stock represent the grant of common stock which is subject to restrictions on transfer (and risk of forfeiture) until such time as they vest, which will occur upon satisfaction of the vesting conditions outlined below. Restricted stock units are a form of stock-based award that is commonly used in the United States as an incentive to executives and/or directors and provides for a deferral of compensation for tax purposes. Essentially, restricted stock units are bookkeeping entries under which recipients are credited with a number of units that represent their right to be issued stock at a specified future time or event. The value associated with a restricted stock unit is the equivalent of the value of a share of common stock, but recipients may not sell or otherwise transfer the restricted stock unit before settlement in shares to realize that value. Further details of the terms of the shares of restricted stock and the restricted stock units that may be issued to Mr. Hamill (should Proposal No. 6 be approved by stockholders) are set out below. To comply with U.S. federal income tax law, directors who are U.S. tax payers are required to make an advance written election regarding the form in which they wish to receive each stock-based award. Mr. Hamill’s stock-based award will be subject to the Stock Ownership and Retention Guidelines for Non-Executive Directors described above under “Director Compensation” at page 13.

The principal terms of the shares of restricted stock and restricted stock units which Mr. Hamill may elect to receive are as follows:

(a)	Grant Price: There is no consideration payable on receipt of shares of restricted stock or restricted stock units. The restricted stock units are automatically converted into shares of common stock when the director leaves our board and no further consideration is payable upon such conversion.

(b)	Vesting Conditions: The shares of restricted stock and restricted stock units will vest one year from the date of issuance, subject to the director still being a director of the Company on the vesting date. If a director resigns from the board or is removed from the board prior to the applicable vesting date, any unvested restricted stock or restricted stock units shall expire. If a director shall die or become permanently disabled prior to the vesting date, all granted but unvested restricted stock or restricted stock units shall vest immediately. Under extraordinary circumstances, the board may accelerate the vesting of the shares of restricted stock or restricted stock units.

(c)	Change in Control: All issued and unvested shares of restricted stock or restricted stock units will vest immediately prior to a change in control transaction. All stockholder-approved stock-based awards that have not been issued shall be issued and vested immediately prior to a change in control.

(d)	Transferability: The shares of common stock will be subject to the Stock Ownership and Retention Guidelines for Non-Executive Directors described above under “Director Compensation” at page 13, but may be sold by the director to the extent permitted under those guidelines. A director will not be able to sell or otherwise transfer the shares of restricted stock or the restricted stock units until such time as the shares of restricted stock have vested or the restricted stock units are converted to shares of common stock, which will occur when the director leaves our board for any reason.

Stock-Based Compensation Approvals

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of securities to Mr. Hamill.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposal No. 6:

•

The maximum aggregate number of securities which may be granted by us to Mr. Hamill under the Stock Plan under Proposal No. 6 is 35,000 securities (in either the form of shares of restricted stock or restricted stock units);

•	There is no consideration payable for the grant of the shares of restricted stock or restricted stock units (as the case may be).

•	The following securities have been issued to our non-executive directors since the last approval to them under ASX Listing Rule 10.14 on November 21, 2013:

•	70,000 shares of common stock have been granted to Slavko James Joseph Bosnjak;

•	70,000 shares of common stock have been granted to Jeff Carter;

•	122,500 shares of common stock have been granted to William Galle;

•	70,000 shares of common stock have been granted to John Lund; and

•	70,000 shares of common stock have been granted to Mary Katherine Wold.

•

Our chairman and chief executive officer, Alan Shortall, received a grant of 4,000,000 shares of restricted stock after stockholders approved that award on November 13, 2014. Because Mr. Hamill recently joined our board in August, 2015, he has not yet received any of our securities.

•	Mr. Shortall, Mr. Hamill, and each of our other non-executive directors are eligible to participate in the Stock Plan.

•

If Proposal No. 6 is approved by our stockholders, we will issue 35,000 securities (in either the form of shares of restricted stock or restricted stock units) to Mr. Hamill, assuming he is elected to serve as a non-executive director of the Company on the date of the meeting. The shares of restricted stock or restricted stock units will vest one year from the date of issuance, provided that Mr. Hamill is still a director on the vesting date (unless he dies or becomes permanently disabled prior to the vesting date, in which case all granted but unvested restricted stock or restricted stock units shall vest immediately).

•	No loan will be made by us to Mr. Hamill in connection with the grant of securities.

Details of any securities issued under the Stock Plan will be published in our Annual Report on Form 10-K relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons (falling within ASX Listing Rule 10.14) who become entitled to participate in the Stock Plan after Proposal No. 6 has been approved and who are not named in this proxy statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

We will disregard any votes cast on Proposal No. 6 by our directors or any of their associates.

OUR BOARD (EXCLUDING MR. HAMILL DUE TO HIS PERSONAL INTEREST IN THIS PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 6.

PROPOSAL NO. 7 — APPROVAL OF INCREASE IN THE MAXIMUM AGGREGATE ANNUAL DIRECTORS’ FEES PAYABLE TO NON-EXECUTIVE DIRECTORS OF THE COMPANY

Background

As previously disclosed, our directors receive flat annual retainers for (i) serving as a member of our board, and (ii) for chairing and serving on committees of our board. The dollar values of the retainers vary based on a number of factors, including the relative level of work involved with each role and the number of times each respective committee meets per year. Because Mr. Hamill is joining committees, which together pay $3,500.00 more than the committees on which Mr. Bosnjak served, our aggregate director compensation will increase modestly as compared to last year. In fiscal year 2015, our aggregate director cash compensation was $395,500.00. Going forward, assuming our stockholders approve Proposal No. 7, our aggregate director compensation will be up to $399,000.00, or the Proposed Aggregate Amount, based on the retainers described under “Director Compensation”. The compensation that Mr. Shortall receives as our chief executive officer is not included in the Proposed Aggregate Amount as he does not receive fees for his service as a director.

Cash Compensation Approvals

ASX Listing Rule 10.17 provides that prior stockholder approval must be obtained for any proposed increase to the total aggregate directors’ fees payable to our non-executive directors. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.17, and for all other purposes, to increase the total aggregate annual directors’ fees payable to all of our non-executive directors to a maximum of $399,000.00, to be allocated among the directors in such proportion as determined by us, effective December 1, 2015.

As required by ASX Listing Rule 10.17, the following table sets out the securities issued to non-executive directors with stockholder approval within the last three years:

Non-executive director	Number of securities
Jeff Carter	85,000
William Galle	137,500
Harry A. Hamill	0
John Lund	85,000
Mary Kate Wold	85,000

Voting Exclusion Statement

We will disregard any votes cast on Proposal No. 7 by our directors or any of their associates.

OUR BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL NO. 7 DUE TO THEIR PERSONAL INTEREST IN THIS PROPOSAL.

PROPOSAL NO. 8 — APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 TO 350,000,000

Our board is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase the Company’s number of authorized shares of common stock, par value $0.01 per share, from 250,000,000 shares to 350,000,000 shares, which will result in the increase of the total number of authorized shares of capital stock from 300,000,000 to 400,000,000. The number of authorized shares of preferred stock will remain at 50,000,000.

The general purpose of this action is to enhance our ability to finance the development and operation of our business. Potential uses of the additional authorized shares of common stock may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of the common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing, which our board believes will be in the best interest of us and our stockholders. Shares of common stock carry no pre-emptive rights to purchase additional shares.

Adoption of the proposed amendment would not have an immediate effect on the rights of the holders of currently outstanding common stock of the Company. However, our board will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Therefore, the increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing an unsolicited change in control of the Company without further action by the stockholders.

As announced on September 2, 2015, our board engaged Morgan Stanley & Co. LLC to conduct a review of strategic alternatives to maximize shareholder value in response to third-party initiated expressions of interest. Approval of Proposal No. 8 will provide the Company with greater flexibility to tailor any potential deal structures with third parties to maximize shareholder value.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of State of the state of Delaware. A copy of the proposed Certificate of Amendment of the Company’s Certificate of Incorporation is attached hereto as Annex A.

In addition to the 139,110,228 shares of common stock outstanding on September 30, 2015, the Board has reserved 6,833,576 shares for issuance upon exercise of options, SARs and RSUs granted under the Company’s equity incentive plans.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 8.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2015 with respect to our equity compensation plans. See Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for further information.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
Amended and Restated 2009 Stock Incentive Plan	2,508,154	(1)	3.78	7,148,348	(2)
Equity compensation plans not approved by security holders
Individual agreements with various service providers, advisors and other third parties	1,050,000		4.20	—

Total	3,558,154		$3.90	7,148,348

(1)	Represents the number of shares issuable upon exercise of outstanding options under the Amended and Restated 2009 Stock Incentive Plan. In addition, there are 6,731,776 non-vested shares issued pursuant to restricted stock awards under the Amended and Restated 2009 Stock Incentive Plan.
(2)	Represents the number of shares available for future issuance pursuant to stock option, restricted stock and other awards under the Amended and Restated 2009 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last three fiscal years, we have been a party to one transaction in which the amount involved exceeded $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or their immediate family members, had a material interest.

We have an agreement with a consulting entity, of which Jeff Carter, a member of our board is the principal. Under the terms of the agreement, Mr. Carter performs certain administrative and consulting services in Australia, including serving as our ASX liaison. We pay Mr. Carter on a month to month basis for these consulting services. Under the agreement, we pay the consulting entity a commercial arm’s length base fee for the consulting services of A$12,000 (US$8,520) per month. During fiscal 2015, we paid the consulting entity A$226,332 (US$189,991), of which A$79,583 (US$66,709) was paid to one of our former employees to assist Mr. Carter in performing these functions. The foregoing amounts exclude the 10 percent Australian goods and services tax to which Unilife may be entitled to a refund. As of September 15, 2015, one A$ equaled US$0.71.

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our chief executive officer and chief financial officer are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. As outlined in our Audit Committee Charter, our audit committee reviews and approves or ratifies any related party transaction pursuant to the authority given under the charter of the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock by (i) each person, or group of affiliated persons who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all current directors and executive officers as a group. All of this information gives effect to the redomiciliation and the share consolidation effected in connection therewith.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 138,017,822 shares of common stock outstanding as of September 14, 2015. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after September 14, 2015 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
JPMorgan Chase & Co. 270 Park Ave New York, NY 10017	14,760,277	(2)	10.7%
Frontier Capital Management Co., LLC. 99 Summer Street Boston, MA 02110	8,823,960	(2)	6.4%
Directors and Named Executive Officers(1)
Alan D. Shortall	11,514,117	(3)	8.3%
Harry A. Hamill	—		*
John Lund	136,000	(4)	*
William Galle	167,500	(4)	*
Jeff Carter	144,178	(4)	*
Mary Katherine Wold	115,000	(4)	*
Ramin Mojdeh, Ph.D.	2,060,850	(5)	1.5%
Dennis P. Pyers	477,162	(6)	*
John C. Ryan	500,000	(7)	*
Mark V. Iampietro	420,189	(8)	*
David Hastings	300,000	(9)	*
All directors and executive officers as a group (11 persons)	15,834,996	(10)	11.9%

*	Indicates less than 1%
(1)	The address of each director and executive officer listed above is c/o Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406.
(2)	Based on information reported by NASDAQ as of June 30, 2015.
(3)	Includes 4,000,000 shares of restricted stock which are subject to performance based vesting conditions. Includes options to purchase 750,000 shares of common stock which are currently exercisable. Includes 4,851,668 shares of unrestricted common stock that are subject to pledge agreements between Mr. Shortall and unrelated third party securities-based lending institutions.
(4)	Includes 35,000 shares of restricted stock which are subject to time based vesting conditions.
(5)	Includes 167,500 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 225,000 shares of common stock which are currently exercisable. Does not include options to purchase 75,000 shares of common stock which are not currently exercisable.

(6)	Includes 333,909 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 11,859 shares of common stock which are currently exercisable.
(7)	Includes 406,250 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 50,000 shares of common stock which are currently exercisable. Does not include options to purchase 150,000 shares of common stock which are not currently exercisable.
(8)	Includes 147,771 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 11,859 shares of common stock which are currently exercisable.
(9)	Includes 300,000 shares of restricted stock which are subject to time based vesting conditions.
(10)	Includes 4,000,000 shares of restricted stock which are subject to performance based vesting conditions. Includes 1,495,430 shares of restricted stock which are subject to time-based vesting conditions, options to purchase 1,048,718 shares of common stock which are currently exercisable. Does not include options to purchase 225,000 shares of common stock which are not currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of our common stock. Our directors, executive officers and greater than 10% beneficial owners of our common stock are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all Section 16(a) reports of our directors, executive officers and greater than 10% beneficial owners were filed timely for the fiscal year ended June 30, 2015, except for the Form 4 filed by Alan Shortall on November 19, 2014.

OTHER BUSINESS

2016 Stockholder Proposals

Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement for the 2016 annual meeting of stockholders may do so by following the procedures prescribed by Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before June 9, 2016.

A stockholder of ours may wish to have a proposal presented at the 2016 annual meeting of stockholders, but not to have the proposal included in our proxy statement relating to that meeting. If a stockholder wants to submit a proposal for the 2016 annual meeting of stockholders but does not want to include it in our proxy statement, written notice of such stockholder proposal of other business (containing certain information specified in the bylaws about the stockholder and the proposed action) must be delivered to our Corporate Secretary at the address appearing as our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in our notice of meeting (without regard to any postponement or adjournment of such meeting after such notice was first sent). However, if our annual meeting is advanced or delayed by more than 30 days from such anniversary date, a stockholder’s written notice will be timely if it is received by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws.

Nominating or Recommending for Nomination Candidates for Director

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to us in accordance with our bylaws, which, in general, require that the notice be received by us within the time period described above under “2016 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit this request by writing to our Corporate Secretary at Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406 or by calling 717-384-3400. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Transaction of Other Business

Our board knows of no other business that will be conducted at the meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

John C. Ryan

Senior Vice President, General Counsel

    and Secretary

October 2, 2015

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

UNILIFE CORPORATION.

Unilife Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify that:

1.	The name of the Corporation is Unilife Corporation.

2.	The Board of Directors of the Corporation duly adopted resolutions approving and setting forth this proposed amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring the Amendment’s advisability to its stockholders, and directing that the Amendment be considered at the 2015 annual meeting of the stockholders of the Corporation. At the annual meeting of the stockholders of the Corporation held on November 16, 2015, holders of a majority of the outstanding shares of the Corporation’s common stock, being the only outstanding class of the Corporation’s capital stock entitled to vote, voted in favor of the adoption of the Amendment.

The Amendment provides as follows:

Paragraph A. of ARTICLE FOURTH of the Corporation’s Certificate of Incorporation is amended to read as follows:

FOURTH: A. Classes and Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is four hundred million (400,000,000). The classes and aggregate number of shares of each class which the Corporation shall have the authority to issue are as follows:

1.	Three Hundred Fifty Million (350,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”); and

2.	Fifty Million (50,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The Amendment herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of Unilife Corporation has been executed as of this          day of                     , 2015.

Unilife Corporation

By:
Name: Alan D. Shortall
Title: Chairman and Chief Executive Officer

A-1

Unilife Corporation IMPORTANT ANNUAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 A.M., EST, on November 16, 2015. Vote by Internet • Go to www.envisionreports.com/unis • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal Nos. 2-8 (exclusions listed on reverse side). 1. To elect six directors, identified in the proxy statement, to hold office until our annual meeting of stockholders to be held in 2016 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. For Withhold For Withhold For Withhold 01 - Alan D. Shortall 04 - John Lund 02 - Jeff Carter 05 - Mary Katherine Wold 03 - William Galle 06 - Harry A. Hamill 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016. 3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers. For Against Abstain 4. For the purposes of compliance with NASDAQ Marketplace Rule 5635(d) and for all other purposes, to approve the proposed issuance and sale by us of up to $45,000,000 in shares of common stock (equivalent to 270,000,000 CDI’s to Lincoln Park Capital Fund, LLC, or LPC, under the Purchase Agreement we entered into with LPC on July 29, 2015, pursuant to a shelfregistration statement on Form S-3 (File No. 333-197122), previously filed with the U.S. Securities and Exchange Commission, or the SEC, on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014, and the prospectus supplement that we filed with the SEC on July 30, 2015. 5. For the purposes of compliance with NASDAQ Marketplace Rule 5635(d) and for all other purposes, to approve the proposed issuance and sale by us of up to $25,000,000 in shares of common stock from time to time under a Controlled Equity OfferingSM Sales Agreement, or Sales Agreement, with Cantor Fitzgerald & Co., as our sales agent, subject to the limitations set out in the Sales Agreement, pursuant to a shelf-registration statement on Form S-3 (File No. 333-197122), previously filed with the SEC on June 30, 2014, as amended on September 15, 2014, and that was declared effective by the SEC on October 3, 2014, and the prospectus supplement that we filed with the SEC on July 30, 2015. 6. For the purposes of Australian Securities Exchange, or ASX, Listing Rule 10.14 and for all other purposes, to approve the grant of 35,000 securities to Harry A. Hamill (which Mr. Hamill may elect to take in the form of shares of restricted stock or restricted stock units). 7. For purposes of ASX Listing Rule 10.17 and for all other purposes, to approve an increase in the total aggregate annual directors’ fees payable to all our non-executive directors to US$399,000.00, to be allocated among the directors in such proportions as determined by us, in each case on the terms set out in the proxy statement. 8. To amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 to 350,000,000; MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1 U P X 2 5 1 1 4 8 1 0264ZC

Subject to the satisfaction of the remaining conditions set forth in the Merger Agreement, Parent intends to complete the Merger Proxy — Unilife Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNILIFE CORPORATION Failing the individual or body corporate named in the paragraph below by the undersigned, a stockholder of Unilife Corporation, a Delaware corporation (the “Company”), or if no individual or body corporate is named in the paragraph below, the undersigned does hereby appoint Dennis Pyers and John Ryan and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held at the Rittenhouse Hotel, 210 W. Rittenhouse Square, Philadelphia, Pennsylvania, 19103 USA, on Monday, November 16, 2015, at 4:00 P.M., U.S. Eastern Time (Tuesday, November 17, 2015, at 8:00 A.M., Australian Eastern Time) (the “Annual Meeting”) and at any adjournment or postponement thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. Dennis Pyers and John Ryan intend to vote undirected proxies in favor of proposals No. 1-8. If the undersigned does not wish to appoint Dennis Pyers or John Ryan as Proxy, then the undersigned does hereby appoint as Proxy with full power of substitution, in the name, place and stead of the undersigned to vote at the Annual Meeting of Stockholders and at any adjournment or postponement thereof, all of the shares of the Company’s common stock the undersigned would be entitled to vote if personally present. The board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal Nos. 2-8, excluding Alan Shortall (with respect to proposal No. 3 only), who abstains from making a recommendation with respect to the proposal due to his personal interest in that proposal and excluding Harry A. Hamill (with respect to proposal No. 6 only), who abstains from making a recommendation with respect to that proposal due to his personal interest in that proposal and excluding our non-employee directors (with respect to proposal No. 7 only), who abstain from making a recommendation with respect to that proposal due to their personal interest in that proposal. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. — Date and Sign Below Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.